Exhibit 2.1

REDACTED COPY

Share Purchase Agreement

dated January 31, 2010

between

Mepha Holding AG

Dornacherstrasse 114

CH-4147 Aesch

Switzerland

(the “Seller”)

and

Cephalon, Inc.

41 Moores Road

Frazer, PA 19355

United States of America

(the “Buyer”)

(the Seller and the Buyer each referred to as a “Party” and collectively as the “Parties”)

regarding

the Sale and Purchase of all Shares (as defined hereinafter) of

Mepha AG

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

TABLE OF CONTENTS

1.	Defined Terms			9

2.	Sale and Purchase of Shares			20

	2.1.	Object of Sale and Purchase		20

	2.2.	Equity Purchase Price		20

	2.3.	Adjustment of Equity Purchase Price		21

		2.3.1.	Statement of Net Financial Debt and Statement of Net Working Capital	21

		2.3.2.	Adjustment of Equity Purchase Price	23

		2.3.3.	Access to Documents, Information, Working Papers and Personnel	24

		2.3.4.	Foreign Currencies	25

	2.4.	Outstanding Seller’s Loan and Other Intercompany Payables		25

	2.5.	Outstanding VEM Loan		25

	2.6.	Outstanding German VEM Loan		26

3.	Actions Prior to Closing			27

	3.1.	General		27

	3.2.	Closing Memorandum		27

	3.3.	Filings and Submissions		28

4.	Closing			28

	4.1.	Place and Date		28

	4.2.	Conditions Precedent to Closing		28

		4.2.1.	Conditions to the Obligations of Each Party	28

		4.2.2.	Waiver of Closing Conditions	30

		4.2.3.	Termination Rights - Long Stop Date	30

	4.3.	Closing Actions and Deliveries		31

		4.3.1.	Closing Actions and Deliveries by Seller	31

		4.3.2.	Closing Actions of the Buyer	32

		4.3.3.	Substitution of Transferee	33

5.	Escrow Amount and Escrow Account			33

	5.1.	Deposit of Escrow Amount and General Use of Escrow Amount		33

	5.2.	Terms and Conditions of Use of Escrow Amount		34

	5.3.	Release Dates of Escrow Amount		35

	5.4.	Escrow Procedure		37

	5.5.	Interest		38

6.	Representations and Warranties of the Seller			38

	6.1.	Corporate Existence and Authority and Title to Shares		38

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

II

		6.1.1.	Corporate Existence of the Company	38

		6.1.2.	Title to Shares	39

		6.1.3.	Corporate Existence of the Subsidiaries; Ownership with respect to the Subsidiaries	39

		6.1.4.	Branches and Representative Offices	40

	6.2.	Corporate Authority of Seller		40

	6.3.	Financial Statements		40

	6.4.	Material Contracts		42

	6.5.	Employment Matters		43

	6.6.	Pension Fund Matters		45

	6.7.	Litigation		45

	6.8.	Intellectual Property Rights		45

		6.8.1.	Definitions	45

		6.8.2.	Validity and Subsistence	46

		6.8.3.	Third Parties’ Activities and Rights	46

		6.8.4.	Licenses	46

		6.8.5.	Ownership and Employee Compensation	47

	6.9.	Taxes		47

	6.10.	Insurance		47

	6.11.	Conduct of the Business in the Ordinary Course		48

	6.12.	Real Estate		49

	6.13.	Environmental Matters		50

	6.14.	Assets		50

	6.15.	Compliance with Laws		51

	6.16.	Restrictive Agreements and Competition		51

	6.17.	Data Room Index		52

	6.18.	No Transaction Fee		52

7.	Representations and Warranties of the Buyer			52

	7.1.	Corporate Existence		52

	7.2.	Corporate Authority		52

	7.3.	No further Authorizations Required		53

	7.4.	No Actions or Proceedings		53

	7.5.	Funds		53

	7.6.	No Knowledge of Breach		53

8.	No Other Representations and Warranties			53

9.	Remedies			54

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

III

	9.1.	Remedies of the Buyer		54

		9.1.1.	Term of Representation and Warranties	54

		9.1.2.	Exclusion of Notice Requirements and Notice of Breach	55

		9.1.3.	Seller’s Right to Cure and Seller’s Liability	56

		9.1.4.	Exclusion of Seller’s Liability	56

		9.1.5.	Commencement of Legal Proceedings; Disclosure Obligation	57

	9.2.	Remedies of the Seller		57

	9.3.	Remedies Exclusive		57

	9.4.	Third Party Claims		58

	9.5.	Payments under this Agreement		59

10.	Limitation of Seller’s Liability			59

	10.1.	Deductible and De Minimis Amount		59

	10.2.	Liability Cap		59

	10.3.	Further Limitation		60

11.	Covenants			61

	11.1.	Conduct of business between Signing and Closing		61

		11.1.1.	In General	61

		11.1.2.	Access to Mepha Group	61

		11.1.3.	Restricted Actions	62

		11.1.4.	No Leakage	63

	11.2.	No Recourse against Resigning Directors		65

	11.3.	Document Retention and Access		65

	11.4.	Company Name and Domicile		66

	11.5.	Tax Covenant		66

		11.5.1.	Tax Covenant	66

		11.5.2.	Tax Background Information	67

	11.6.	Specific Indemnities		67

		11.6.1.	Indemnities	67

		11.6.2.	Term of Indemnities	68

	11.7.	Extension of “Project Optima”		68

	11.8.	Retention Bonus Plan		68

	11.9.	Framework License Agreement		69

	11.10.	Mepha Mexiko and Mepha Kuwait		69

	11.11.	Post Closing Covenant of Buyer		69

12.	Miscellaneous			69

	12.1.	Amendments		69

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

IV

	12.2.	No Waiver		70

	12.3.	Severability		70

	12.4.	Notices		70

	12.5.	Confidentiality and Press Releases		72

		12.5.1.	Confidentiality	72

		12.5.2.	Press Releases and Announcements	72

	12.6.	No Assignment		73

	12.7.	No Set-Off		73

	12.8.	Effects on Third Parties		73

	12.9.	Counterparts		73

	12.10.	Cost and Expenses; Taxes		73

13.	Applicable law and Jurisdiction			74

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

V

TABLE OF ANNEXES

Annex No.	Name of Annex
Annex A	Disclosed Contracts
Annex B	Undisclosed Contracts
Annex C	List of Foreign Subsidiaries and Part-Owned Subsidiaries
Annex D	Form of Escrow Account Letter
Annex E	Important Products
Annex F	Overview of Transfer of Subsidiaries
Annex 2.2	Accounting Principles; Definition and Template for the Calculation of Actual Net Working Capital and Actual Net Financial Debt
Annex 2.5(b)	VEM Loan Assignment Agreement
Annex 2.6(b)	German VEM Loan Assignment Agreement
Annex 3.3	Merger Control Approvals
Annex 4.2.1(f)	Calculation of EBITDA Difference
Annex 6.1.3(b)	List of Subsidiaries including Ownership Percentage
Annex 6.1.4	List Branches and Representative Offices
Annex 6.3(a)	Consolidated December 08 Financial Statements
Annex 6.3(b)	Company 08 Financial Statements
Annex 6.3(c)	Mepha Pharma 08 Financial Statements
Annex 6.3(d)	Foreign Subsidiaries Financial Statements
Annex 6.3(e)	Unaudited 2009 Consolidated Financial Statements
Annex 6.4(b)	List of Material Contracts Defaults
Annex 6.5(a)	List of Notice Periods of more than 6 Months
Annex 6.5(c)	List of Severance Payments
Annex 6.5(d)	Terms and Conditions of Certain Employees
Annex 6.7(a)	Litigation
Annex 6.7(b)	Legal Proceedings Served
Annex 6.8.2	Intellectual Property Rights

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

VI

Annex 6.8.3	Third Parties’ Activities and Rights
Annex 6.8.5	List of Employees re Intellectual Property
Annex 6.10	Pending Insurance Claims
Annex 6.11(b)	Amendments to Organizational Documents
Annex 6.11(l)	Dividends and Distributions
Annex 6.11(n)	Settled Litigation Proceedings
Annex 6.12(a)	List of Real Properties
Annex 9.1.4(ii)	Data Room Documents

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

VII

INTRODUCTION

(A)                                          WHEREAS Mepha AG (the “Company”) is a Swiss company limited by shares (Aktiengesellschaft) with domicile in Aesch, registered in the commercial register of the Canton of Basel-Landschaft, Switzerland (registration number CH-280.3.918.869-6) whose share capital amounts to CHF 7,000,000 and is divided into 7,000 registered shares with a par value of CHF 1,000 each (each a “Share” and all together the “Shares”). The Seller is the owner of 100% of the Shares.

(B)                                            WHEREAS, the Company owns (i) 8,000 registered shares with a par value of CHF 200 each, and 265 registered shares with a par value of CHF 2,000 each, in Mepha Pharma AG (“Mepha Pharma”) which is a Swiss company limited by shares (Aktiengesellschaft) with domicile in Aesch, registered in the commercial register of the Canton of Basel-Landschaft, Switzerland (registration number CH-280.3.917.522-7/) whose share capital amounts to CHF 6,400,000 and is divided into 8,000 registered shares (Stimmrechtsaktien) with a par value of CHF 200 each, and 2,400 registered shares with a par value of CHF 2,000 each, and (ii) 100% of the share capital of Biotan AG (“Biotan”, and together with Mepha Pharma the “Swiss Subsidiaries”) which is a Swiss company limited by shares (Aktiengesellschaft) with domicile in Baar, registered in the commercial register of the Canton of Zug, Switzerland (registration number CHF-170.3.017.999-6) whose share capital amounts to CHF 100,000 and is divided into 200 registered shares with a par value of CHF 500 each.

(C)                                            WHEREAS, the Company directly or indirectly owns 100% of the shares in the companies listed in Part 1 of Annex C (the “Foreign Subsidiaries”, and together with the Swiss Subsidiaries, the “Subsidiaries”).

(D)                                           WHEREAS, the Company directly or indirectly owns less than 100% of the shares in the companies listed in Part 2 of Annex C (the “Part-Owned Subsidiaries”).

(E)                                             WHEREAS the Seller intends to sell the Shares to the Buyer and the Buyer intends to purchase the Shares from the Seller upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

1.                                               DEFINED TERMS

When used in this agreement (the “Agreement”) in capitalized form, the terms set forth below shall have the following meaning:

Accounting Principles shall have the meaning set forth in Section 2.2.

Actual Net Financial Debt shall have the meaning set forth in Section 2.3.2(a).

Actual Net Working Capital shall have the meaning set forth in Section 2.3.2(b).

[**] Declarations of Trust shall mean [**]

Affiliate shall mean with respect to any Person, any other Person which, at the time of determination, directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person. Control means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms Controlled by, under common Control with and Controlling shall have correlative meanings. For the avoidance of doubt, the terms Affiliate or Affiliates (i) in respect of the Seller shall include the Company and any Subsidiary prior to Closing, (ii) in respect of the Buyer shall include the Company and any Subsidiary after Closing and (iii) in respect of the Company shall include the Seller and its Affiliates prior to Closing and the Buyer and its Affiliates after Closing.

Agreement shall mean this Share Purchase Agreement, including all Annexes.

Amount Claimed shall have the meaning set forth in Section 5.2(a).

Appraiser shall have the meaning set forth in Section 2.3.1(d).

Base Net Financial Debt shall have the meaning set forth in Section 2.2.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Benefit Plans shall mean the Company’s pension plan Personalvorsorgestiftung der Mepha AG and Patronaler Fonds der MEPHA AG with which Mepha Pharma has entered into affiliation agreements (Anschlussverträge) on April 26, 2007.

Best Efforts shall mean the taking of all actions necessary to effect a particular result which shall be assessed in good faith, and executed to the best of a specific Party’s ability and as reasonably expeditiously as possible.

Biotan shall have the meaning set forth in the Preamble.

Biotan Acquisition Documents shall mean the share purchase agreement dated September 16, 2009, pursuant to which the Company purchased the entire issued share capital of Biotan, together with all other documents and arrangements entered into in connection with such share purchase agreement.

Business Association shall mean any corporation, company, association, foundation or other incorporated legal entity (juristische Person) or any general or limited partnership or other non-incorporated organization (Rechtsgemeinschaft) doing business.

Business Day shall mean any day other than Saturday or Sunday on which banks are open for business in New York and Zurich.

Buyer shall have the meaning set forth on the cover page of this Agreement.

Buyer’s Best Knowledge or any similar knowledge qualification relating to the Buyer in this Agreement shall mean the facts actually known by each of Ann Baugas, Todd Longsworth, Patrick Hutchinson, Loic Haméon, David Williams, Sergio Correa de Sampaio and Monique Zomeno.

Cap shall have the meaning set forth in Section 10.2.

CFS Date shall have the meaning set forth in Section 2.3.1(a).

CHF shall mean Swiss Francs, being the lawful currency of Switzerland.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Claim Notice shall have the meaning set forth in Section 5.2(a).

Closing shall have the meaning set forth in Section 4.1.

Closing Date shall have the meaning set forth in Section 4.1.

Closing Memorandum shall have the meaning set forth in Section 3.2.

CO shall mean the Swiss Code of Obligations as of March 30, 1911, as amended.

Company shall have the meaning set forth in the Preamble.

Company’s Bank Account shall mean the bank account with UBS AG, CH-4002 Basel of the Company, IBAN: CH49 0023 3233 EZ17 3901 0, BIC: UBSWCHZH80A.

Company 08 Financial Statements shall have the meaning as set forth in Section 6.3(b).

Confidentiality Agreement shall mean the confidentiality agreement entered into between the Seller, the Company and the Buyer dated September 25, 2009, as amended from time to time.

Consolidated December 08 Financial Statements shall have the meaning as set forth in Section 6.3(a).

Damage shall have the meaning set forth in Section 9.1.3(b).

Data Room shall mean the electronic data room hosted by Merrill Corporation International Datasite, entitled “Dataroom Symphony” and made accessible to the Buyer from November 25, 2009 until 11:59 p.m. (CET) on Tuesday, 26 January, 2010 (except for the documents with the reference no. “8.53.683 (Q&A_requests_Team Orange-Jan 19 2010_FINAL_v38 VDO)” and reference no. “8.53.684 (Reps starting dates)” which were the only two documents uploaded to the Data Room on January 27, 2010 and which are encompassed by the defined term Disclosure Documents).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Data Room Documents shall have the meaning set forth in Section 9.1.4.

Data Room Index shall mean the index of Data Room Documents set out in Section 9.1.4(iv).

Deductible Amount shall have the meaning set forth in Section 10.1.

De Minimis Amount shall have the meaning set forth in Section 10.1.

Disclosed Contracts shall mean the contracts listed in Annex A which form part of the Disclosed Documents.

Disclosure Documents shall have the meaning set forth in Section 9.1.4.

Disclosure Letter shall mean the letter of even date herewith signed by the Seller and delivered to the Buyer (together with any written documents annexed to the Disclosure Letter).

Due Diligence Investigation shall mean the due diligence investigation of the Mepha Group, its business and operations, conducted by the Buyer and its advisors in the Data Room.

Escrow Account shall mean the separately designated interest bearing deposit account with a bank (as specified in the Escrow Account Letter) in the name of the Escrow Agent, the bank mandate for which requires the signature of one or more partners of the Escrow Agent to authorize any transaction in relation thereto.

Escrow Account Letter shall mean the letter in the agreed from relating to the operation of the Escrow Account, as attached hereto as Annex D.

Escrow Agent shall mean TREUCO Treuhand-Gesellschaft of Claridenstrasse 25, 8002 Zürich, Switzerland.

Escrow Amount shall mean CHF 30,000,000.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EUR shall mean Euros.

Equity Purchase Price shall have the meaning set forth in Section 2.2.

Fairly Disclosed shall mean, with respect to the Disclosure Documents, a fair disclosure of a fact, matter or circumstance with sufficient detail and in a manner which allowed or would have allowed the Buyer, acting with reasonable diligence, to reasonably identify and assess the impact of such fact, matter or circumstance, and each representation and warranty to which it relates, on the business operations of the Mepha Group. For the avoidance of doubt, the Undisclosed Contracts shall not be deemed to be disclosed for purposes of this Agreement, the representations and warranties herein or any rights or liabilities hereunder. The concept of fair disclosure as defined herein shall supersede article 200 para. 2 CO.

Fifth Escrow Release Date shall have the meaning set forth in Section 5.3(e).

Fifth Holdback Amount shall have the meaning set forth in Section 5.3(e).

Final Purchase Price shall have the meaning set forth in Section 2.3.2(c).

Finally Determined shall mean either (i) the agreement in writing of the Buyer and the Seller or (b) the judgment of a competent court and either no right of appeal lies in respect of such judgment or the parties are debarred whether by passage of time or otherwise from exercising such right of appeal.

Financial Statements shall have the meaning set forth in Section 6.3(d).

Foreign Subsidiaries shall have the meaning set forth in the Preamble.

Fourth Escrow Release Date shall have the meaning set forth in Section 5.3(d).

Fourth Holdback Amount shall have the meaning set forth in Section 5.3(d).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Framework License Agreement shall mean the framework license agreement entered into between ratiopharm GmbH and the Company on September 18, 2009.

Full Escrow Release Date shall have the meaning set forth in Section 5.3(f).

Galenis shall mean Galenis - Promoção e Comercialização de Produtos Farmacêuticos LDA.

German VEM Loan shall have the meaning set forth in Section 2.6(a).

German VEM Loan Agreement shall have the meaning set forth in Section 2.6(a).

German VEM Loan Assignment Agreement shall have the meaning set forth in Section 2.6(b).

German VEM Loan Purchase Amount shall have the meaning set forth in Section 2.6(a).

IFRS shall mean the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (IASB).

Important Products shall mean the products listed in Annex E.

Key Employee shall mean Mr. Thomas Villiger, Mr. Walter Saladin, Mr. Andreas Bosshard, Mr. Martin Berger, Mr. Jurgen Betzing and Mr. Victor Brantl.

Leakage shall have the meaning set forth in Section 11.1.4.

Leased Real Properties shall have the meaning set forth in Section 6.12(a).

Lien shall mean any lien, charge, encumbrance, security interest including, but not limited to, interests arising from options, pledges, mortgages, indentures, security agreements, rights of first refusal or rights of pre-emption, irrespective of whether such lien arises under any agreement, covenant, other instrument, the mere operation of statutory or other laws or by means of a judgment, order or decree of any court, judicial or administrative authority, and

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shall also mean any approval or consent required from a third party to the exercise or full vesting of a right or title.

Litigation shall mean any of the proceedings against any of the Mepha Group Companies listed in Annex 6.7(a).

Long Stop Date shall have the meaning set forth in Section 4.2.3(a).

Material Adverse Effect shall have the meaning set forth in Section 4.2.1(c).

Material Consents shall mean (i) with respect to the existing agreements to which any of the Mepha Group Companies is a party and which is listed in Annex E, a written waiver, reasonably satisfactory to the Buyer, by the counterparty of such counterparty’s right under the respective agreement to terminate the agreement due to the change of control resulting from this Agreement; and (ii) with respect to tripartite license agreements listed in Annex E, for which there are no supply agreements at the date hereof, either (a) the execution of a written supply agreement between a Mepha Group Company and the supplier of the Important Product at terms and conditions which are considered by the Company to be reasonable market standard and which provides for the delivery of the respective Important Product to any of the Mepha Group Companies during fiscal year 2010, or (b) the written confirmation of a respective supplier to enter into such a supply agreement with a Mepha Group Company, in each of the cases (i) and (ii) above, a Material Consent shall further be deemed received for the purposes of this definition in case any of the Mepha Group Companies, acting reasonably and in good faith and subject to the consent of the Buyer (such consent not the be unreasonably withheld), has or would have another source available where the Mepha Group Companies can obtain the Important Product in question.

Material Contracts shall have the meaning set forth in Section 6.4.

Mepha Baltics shall mean MEPHA BALTIC, SIA.

Mepha Germany shall mean Mepha Pharma GmbH, Lörrach, Germany.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Mepha Germany’s Bank Account shall mean the bank account with Sparkasse Lörrach-Rheinfelden, Haagener Strasse 2, D-Lörrach, of Mepha Germany, Account-No.: 1073444, BLZ: 683 500 48, Swift:-BIC: SOLADES1LOE, IBAN: DE13 6835 0048 0001 0734 44.

Mepha Group shall mean the Company together with the Subsidiaries.

Mepha Group Companies shall mean the Company and any of the Subsidiaries.

Mepha Kuwait shall mean Mepha Kuwait W.L.L.

Mepha Mexiko shall mean Mepha Labs, S.A. de C.V.

Mepha Pharma shall have the meaning set forth in the Preamble.

Mepha Pharma 08 Financial Statements shall have the meaning set forth in Section 6.3(c).

Mepha Portugal shall mean Mepha - Investigação, Desenvolvimento e Fabricação Farmacêutica LDA.

Merger Control Approvals shall have the meaning set forth in Section 3.3.

Net Financial Debt shall have the meaning and shall be calculated and defined as set forth in Annex 2.2.

Net Working Capital shall have the meaning and shall be calculated and defined as set forth in Annex 2.2.

Notice of Breach shall have the meaning set forth in Section 9.1.2(b).

Notice of Objection shall have the meaning set forth in Section 2.3.1(b).

Outstanding Intercompany Payables shall have the meaning set forth in Section 2.4(b)

Outstanding Seller’s Loan Amount shall have the meaning set forth in Section 2.4(a).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Owned Real Properties shall have the meaning set forth in Section 6.12(a).

Partial Escrow Release Date shall have the meaning set forth in Section 5.2(a).

Parties shall have the meaning set forth on the cover page of this Agreement.

Person shall mean any individual person (natürliche Person), any Business Association, or any state, governmental or other authoritative administration, entity or body.

Pledge Agreements shall mean [**].

Pledge Release Documentation shall mean Annex B and Annex C attached to the [**] as well as the circular board resolution of the Seller mentioned in Section 2.2 of the [**].

Real Properties shall have the meaning set forth in Section 6.12(a).

Reasonable Efforts shall mean the reasonable diligent efforts, as reasonably expeditiously as possible, by the referenced party using the skills and relevant resources such party has available to it, but not requiring such party to (i) spend an amount of money or effort in connection with making such effort that is in excess of what is reasonable in light of the industry and customary practice; (ii) make any changes to the business or operations of such party or the Company; or (iii) sell or otherwise divest itself of any part of its business or assets or accept any obligation to do so, provided, however, that, notwithstanding anything in this definition of “Reasonable Efforts”, the Buyer shall comply with Section 11.8 and, further provided that the condition precedent set forth in Section 4.2.1(a) is fulfilled irrespective of whether such merger approvals/clearances are subject to any conditions, requirements, obligations or limitations or not.

Required Net Working Capital shall have the meaning set forth in Section 2.2.

Response Notice shall have the meaning set forth in Section 5.2(b).

Retention Bonus Plan shall have the meaning set forth in Section 11.8.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Second Escrow Release Date shall have the meaning set forth in Section 5.3(b).

Second Holdback Amount shall have the meaning set forth in Section 5.3(b).

Section shall mean the sections referred to in this Agreement.

Seller shall have the meaning set forth on the cover page of this Agreement.

Seller’s Best Knowledge or any similar knowledge qualification relating to the Seller in this Agreement shall mean the facts actually known by each of Mr. Ludwig Merckle, Mr. Helmuth Disch, Mr. Thomas Villiger, Mr. Walter Saladin, Mr. Andreas Bosshard, Mr. Martin Berger, Mr. Jurgen Betzing and Mr. Victor Brantl.

Seller’s Loan Amount shall have the meaning set forth in Section 2.4(a).

Seller’s Group shall mean the Seller, Seller’s direct shareholders and VEM Vermögensverwaltung GmbH.

Shares shall have the meaning set forth in the Preamble.

Social Security Contributions shall have the meaning set forth in Section 6.5(f).

Statement of Net Financial Debt shall have the meaning set forth in Section 2.3.1(a).

Statement of Net Working Capital shall have the meaning set forth in Section 2.3.1(a).

Subsidiaries shall have the meaning set forth in the Preamble, and Subsidiary shall mean any of such subsidiaries.

Swiss Subsidiaries shall have the meaning set forth in the Preamble

Target Holdback Amount shall have the meaning set forth in Section 4.3.2(b).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Tax or Taxes shall mean all of the following: (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use ad valorem, transfer, franchise, profits, license, excise, severance, stamp, occupation, employment, payroll, production, withholding, value added, premium, property, environmental or windfall profits tax or other tax, custom or duty or other tax or other like assessment or charge of any kind whatsoever together with interest or penalty additional to tax that may be imposed by any tax authority and (ii) any liability for the payment of amounts described in (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period.

Tax Return(s) shall mean any return, reports or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

Third Escrow Release Date shall have the meaning set forth in Section 5.3(c).

Third Holdback Amount shall have the meaning set forth in Section 5.3(c).

Third-Party Claim shall have the meaning set forth in Section 9.4.

Time Based Purchase Price Adjustment Amount shall have the meaning set forth in Section 2.2.

Transfer of Subsidiaries shall mean the transfer of the shares in the Subsidiaries listed in Annex F from the Seller to the Company and/or to another Mepha Group Company prior to the date of this Agreement.

Unaudited 2009 Consolidated Financial Statements shall have the meaning set forth in Section 6.3(e).

Undisclosed Contracts shall mean the contracts listed in Annex B.

VEM shall have the meaning set forth in Section 2.5(a).

VEM Loan shall have the meaning set forth in Section 2.5(a).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

VEM Loan Agreement shall have the meaning set forth in Section 2.5(a).

VEM Loan Assignment Agreement shall have the meaning set forth in Section 2.5(b).

VEM Loan Purchase Amount shall have the meaning set forth in Section 2.5(a).

2009 Consolidated Financial Statements shall have the meaning set forth in Section 2.3.1(a).

2.                                               SALE AND PURCHASE OF SHARES

2.1.                                     OBJECT OF SALE AND PURCHASE

Subject to the terms and conditions of this Agreement, the Seller hereby agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from the Seller, the Shares, free and clear from any Lien.

2.2.                                     EQUITY PURCHASE PRICE

The cash-free debt-free enterprise value of the Company is CHF 622,500,000 (the “Enterprise Value”), which assumes Net Working Capital in the amount of CHF 94,000,000 (the “Required Net Working Capital”). The aggregate purchase price for the Shares to be paid by the Buyer to the Seller shall be computed by adjusting the Enterprise Value by Base Net Financial Debt (Cash) of (CHF 28,647,000) (the “Base Net Financial Debt”) which results in an equity purchase price of CHF 651,147,000 (the “Equity Purchase Price”); the Equity Purchase Price shall be paid as provided in Section 4.3.2 and shall be subject to adjustment as provided in Section 2.3. The Parties agree that the Net Working Capital and the Net Financial Debt shall be defined and calculated in accordance with the principles set forth in Annex 2.2 (the “Accounting Principles”) and as applied in the Consolidated December 08 Financial Statements.

In addition, the Buyer shall pay to the Seller an amount on the Equity Purchase Price (as adjusted pursuant to Section 2.3) calculated at a rate of 6.5% (determined on the basis of

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

actual days lapsed and a year of 365 days) — which amount shall be compounded as per the end of each calendar quarter — per year as from January 1, 2010 until the effective payment of the Equity Purchase Price (the “Time Based Purchase Price Adjustment Amount”).

2.3.                                     ADJUSTMENT OF EQUITY PURCHASE PRICE

The Equity Purchase Price shall be adjusted (upwards or downwards, as the case may be) by an amount which shall be determined in accordance with the principles set forth in this Section 2.3.

2.3.1.                           Statement of Net Financial Debt and Statement of Net Working Capital

(a)                        No later than 30 Business Days after the date on which the 2009 Consolidated Financial Statements are available (such date the “CFS Date”) in accordance with this Section 2.3.1 or, if the Closing Date is later than the CFS Date, no later than 30 Business Days after the Closing Date, respectively, the Seller will prepare and deliver to the Buyer (i) a statement of the Net Financial Debt as of the close of business on December 31, 2009, substantially in the form as set forth on Annex 2.2 (the “Statement of Net Financial Debt”) and (ii) a statement of the Net Working Capital as of the close of business on December 31, 2009, substantially in the form as set forth on Annex 2.2 (the “Statement of Net Working Capital”). The Statement of Net Financial Debt and the Statement of Net Working Capital, respectively, shall include only those categories of assets and liabilities and line items included in, and be in form consistent with, the Net Financial Debt template set forth on Annex 2.2 and the Net Working Capital template set forth on Annex 2.2, respectively. “2009 Consolidated Financial Statements” means the audited consolidated financial statements of the Mepha Group as per December 31, 2009 prepared by the Seller in accordance with IFRS and by applying the same standards as for the preparation of the Consolidated December 08 Financial Statements (except for changes (i) relating to the Transfer of Subsidiaries, (ii) relating to the accounting for the acquisition of the marketing rights in a product or pharmaceutical specialty (be it by acquiring the patents, other intellectual property rights, distribution rights, registration rights, licensing rights or similar rights) which are no longer accounted for as expenses but which are capitalized and amortized over time, (iii) relating to the acquisition of Biotan in September 2009, and (iv) relating to the fact that the Seller does not form part of the group of entities consolidated in

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

these financial statements; it being understood that the 2009 Consolidated Financial Statements shall be audited by BDO Visura, Aarau, the current statutory auditors of the Seller and the Company.

(b)                       If the Buyer disagrees with the calculation of the Net Financial Debt set forth on the Statement of Net Financial Debt or the Net Working Capital set forth on the Statement of Net Working Capital delivered pursuant to Section 2.3.1(a), the Buyer may, within 20 (twenty) Business Days after delivery of the documents referred to in Section 2.3.1(a), deliver a written notice to the Seller disagreeing with such calculation (the “Notice of Objection”). The Notice of Objection shall contain a calculation and specify in reasonable detail those items or amounts as to which the Buyer disagrees.

(c)                        If a Notice of Objection shall be delivered pursuant to Section 2.3.1(b), the Buyer and the Seller shall, during 10 (ten) Business Days following such delivery, use reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, (i) the amount of Net Financial Debt and (ii) the amount of Net Working Capital.

(d)                       If the Buyer and the Seller are unable to resolve their dispute during the period referred to in Section 2.3.1(c), any Party may refer the final determination of the Net Financial Debt and the Net Working Capital to Ernst & Young AG, Zurich or (if at the date of appointment they are unable to act) to any other internationally recognized accounting firm agreed by the Seller and the Buyer, or — if such agreement should not have been occurred within further 5 (five) Business Days of any such referral — to a person nominated by the president of the Zurich Chamber of Commerce (the “Appraiser”). In so doing, the Appraiser shall act as an expert (Schiedsgutachter) as the term is defined in § 258 of the Zurich Code of Civil Procedure.

(e)                        The Appraiser shall make his determination as soon as practicable, but no later than 20 Business Days from the date of his appointment (or such longer time as the Parties may mutually agree in writing). Except to the extent agreed by the Parties otherwise, the Appraiser shall determine his own procedure, provided that the Appraiser shall comply with the requirements of due process and further provided that the Appraiser shall (i) apply the Accounting Principles and the other criteria, definitions and rules set out in this Agreement, and (ii) review only the items of the Statement of Net Financial Debt

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

and/or the Statement of Net Working Capital, respectively. The determination of the Appraiser shall be final and binding, except in the event of a manifest error on the part of the Appraiser (in such case, the relevant part of the determination shall be void and the matter shall be remitted to the Appraiser for correction) or in the event that the Appraiser is not independent from any of the Parties in which case Section 13(b) shall apply.

(f)                          The fees, costs and expenses of the Appraiser shall be borne by the Seller and the Buyer, as applicable, in the proportion that the aggregate amount of the relevant Party’s claims submitted under this Section 2.3.1 are sustained or rejected by the Appraiser. If requested by the Appraiser, the Seller and the Buyer will make advance payments to the Appraiser in equal parts.

2.3.2.                           Adjustment of Equity Purchase Price

(a)                        The Equity Purchase Price will be adjusted CHF for CHF (i) upwards by the amount by which the Base Net Financial Debt exceeds the Actual Net Financial Debt, or (ii) downwards by the amount by which the Actual Net Financial Debt exceeds the Base Net Financial Debt. “Actual Net Financial Debt” means the Net Financial Debt as of December 31, 2009 (i) as shown on the Statement of Net Financial Debt, delivered pursuant to Section 2.3.1(a), if no Notice of Objection with respect thereto is delivered pursuant to Section 2.3.1(b), or (ii) if a Notice of Objection is delivered, (A) as agreed by the Buyer and the Seller pursuant to Section 2.3.1(c), or (B) in the absence of such agreement, as decided by the Appraiser; it being understood and agreed that if the figure “Actual Net Financial Debt” is a negative figure (i.e., if there is net cash), such negative figure shall be taken into account for the calculation of the adjustment amount.

(b)                       The Equity Purchase Price will be adjusted CHF for CHF (i) upwards by the amount by which the Actual Net Working Capital exceeds the Required Net Working Capital, or (ii) downwards by the amount by which the Required Net Working Capital exceeds the Actual Net Working Capital. “Actual Net Working Capital” means the Net Working Capital as of December 31, 2009 (i) as shown on the Statement of Net Working Capital, delivered pursuant to Section 2.3.1(a), if no Notice of Objection with respect thereto is delivered pursuant to Section 2.3.1(b), or (ii) if a Notice of Objection

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

is delivered, (A) as agreed by the Buyer and the Seller pursuant to Section 2.3.1(c), or (B) in the absence of such agreement, as decided by the Appraiser; it being understood and agreed that if the figure “Actual Net Working Capital” is a negative figure, such negative figure shall be taken into account for the calculation of the adjustment amount.

(c)                        The Equity Purchase Price which has been adjusted, as the case may be, in accordance with Section 2.3.2(a) and Section 2.3.2(b) above shall be referred as the “Final Purchase Price”.

(d)                       Any payment pursuant to Section 2.3.2(a) and Section 2.3.2(b), respectively, shall be made within 10 (ten) Business Days after the Actual Net Financial Debt and the Actual Net Working Capital have been determined in accordance with Section 2.3 by delivery by the Buyer or the Seller, as the case may be, by wire transfer of immediately available funds to the other Party. Any such payment shall be made, together with interest for the period from and including the Closing Date until and including the day of actual payment, at the rate of 6.5% (calculated on the basis of actual days lapsed and a year of 365 days), which interest shall be compounded as per the end of each calendar quarter.

2.3.3.                           Access to Documents, Information, Working Papers and Personnel

Each party agrees that it will, and agrees to procure that the Mepha Group Companies will, grant the other party and its advisors, or as the case may be, the Appraiser, prompt access to all documents (including, but not limited to, books and records), information and working papers as well as personnel of the Company or any of the Mepha Group Companies relating (i) to the financial statements for 2009, (ii) the preparation of the Statement of Net Financial Debt and of the Statement of Net Working Capital, respectively, (iii) the assessment of whether there has been any Leakage, and (iv) in the conduct of the reviews referred to in this Section 2.3 as well as in the conduct of any subsequent legal proceedings. At the Seller’s or, as the case may be, at the Appraiser’s request, face-to-face meetings with the CFO of Mepha Group or such other person as reasonably requested by the Seller or the Appraiser, respectively, shall be held in the presence of the Buyer and, in case of an Appraiser’s request, the Seller.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.3.4.                           Foreign Currencies

For the purposes of this Section 2.3, amounts in currencies other than CHF shall be converted into CHF based on an exchange ratio which shall be determined consistently with the historical practice used by the relevant entity of the Mepha Group for such determination.

2.4.                                     OUTSTANDING SELLER’S LOAN AND OTHER INTERCOMPANY PAYABLES

(a)                        The Seller has granted an interest free loan to the Company (the “Seller’s Loan”), the outstanding amount of which equals CHF 26,000,000 (the “Outstanding Seller’s Loan Amount”). It is agreed between the Parties, that Seller shall cause the Company to repay at Closing to the Seller, the Outstanding Seller’s Loan Amount.

(b)                       As per December 31, 2009 an amount of CHF 4,126,000 is owed by the Company to the Seller as “Other Payables Intercompany” (the “Outstanding Intercompany Payables”). It is agreed between the Parties, that Seller shall cause the Company to repay at Closing to the Seller, the Outstanding Intercompany Payables.

2.5.                                     OUTSTANDING VEM LOAN

(a)                        The Company has, pursuant to the loan agreement dated December 24, 2008 (the “VEM Loan Agreement”) between VEM Vermögensverwaltung GmbH, Ulm (“VEM”) and the Company, granted to VEM a EUR term loan of EUR 44,000,000 (the “VEM Loan”), the outstanding amount of which equals EUR 45,737,662.16 (including interest at a rate of 0.5% above the reference interest rate published on the first day of a quarter for a three month’s Euro loan p.a. on the VEM Loan until and including December 31, 2009) plus accrued interest for the period from January 1, 2010 until and including the Closing Date at a rate of 0.5% above the reference interest rate published on the first day of a quarter for a three month’s Euro loan p.a. (the “VEM Loan Purchase Amount”). It is agreed between the Parties, that the Company shall assign and transfer to the Seller at Closing, and the Seller shall as per the Closing Date acquire from the Company the VEM Loan (including all rights of the Company thereunder, including, but no limited to, the right to receive interest during the entire term of the VEM Loan Agreement), at the nominal value of the VEM Loan Purchase Amount. The consideration to be paid by the Seller for the acquisition of the VEM

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                      Loan by the Seller shall correspond to the total VEM Loan Purchase Amount. The VEM Loan Purchase Amount will be notified by the Seller and the Company to the Buyer no later than one day prior to the Closing and shall be settled by the Seller on the Closing Date by instructing the Buyer to deduct the VEM Loan Purchase Amount from the Equity Purchase Price and to pay such VEM Loan Purchase Amount at the Closing Date directly to the Company in accordance with Section 4.3.2(c). The VEM Loan Purchase Amount to be paid to the Company pursuant to this Section 2.5 shall be converted to Swiss Francs using the European Central Bank’s Official Rate for exchanges between Euro and Swiss Francs at 3:00 p.m. CET on the Business Day prior to the Closing Date.

(b)                       Annex 2.5(b) contains the assignment agreement (the “VEM Loan Assignment Agreement”) to be executed by the Seller and the Company.

2.6.                                     OUTSTANDING GERMAN VEM LOAN

(a)                        Mepha Germany has, pursuant to a loan agreement dated May 31, 2006 (the “German VEM Loan Agreement”) between VEM and Mepha Germany, granted to VEM a EUR loan (the “German VEM Loan”), the outstanding amount of which equals EUR 37,555.57 (including interest at a rate of 4% above the three month’s EURIBOR reference rate until and including December 31, 2009) plus accrued interest for the period from January 1, 2010 until and including the Closing Date at a rate of 4% above the three month’s EURIBOR reference rate (the “German VEM Loan Purchase Amount”). It is agreed between the Parties, that Mepha Germany shall assign and transfer to the Seller at Closing, and the Seller shall as per the Closing Date acquire from Mepha Germany the German VEM Loan (including all rights of Mepha Germany thereunder, including, but no limited to, the right to receive interest during the entire term of the German VEM Loan Agreement), at the nominal value of the German VEM Loan Purchase Amount. The consideration to be paid by the Seller for the acquisition of the German VEM Loan by the Seller shall correspond to the total German VEM Loan Purchase Amount. The German VEM Loan Purchase Amount will be notified by the Seller and Mepha Germany to the Buyer no later than one day prior to the Closing and shall be settled by the Seller on the Closing Date by instructing the Buyer to deduct the German VEM Loan Purchase Amount from the Equity Purchase Price and to pay

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                      such German VEM Loan Purchase Amount at the Closing Date directly to Mepha Germany in accordance with Section 4.3.2(d). The German VEM Loan Purchase Amount to be paid to the Company pursuant to this Section 2.5 shall be converted to Swiss Francs using the European Central Bank’s Official Rate for exchanges between Euro and Swiss Francs at 3:00 p.m. CET on the Business Day prior to the Closing Date.

(b)                       Annex 2.6(b) contains the assignment agreement (the “German VEM Loan Assignment Agreement”) to be executed by the Seller and Mepha Germany.

3.                                               ACTIONS PRIOR TO CLOSING

3.1.                                     GENERAL

The Parties undertake to use their respective Best Efforts to (i) procure that the conditions precedent set forth in Section 4.2 shall be satisfied as soon as reasonably possible and in any event on or before the Long Stop Date and that all deliveries as provided in Section 4.3 are made in a timely and properly manner, and (ii) execute all documents and to take all actions as may be reasonably required to carry out the provisions of this Agreement and the transactions contemplated herein. Each Party shall promptly inform the other Party of any facts or circumstances which are likely to lead to a non-satisfaction of any condition precedent, and shall in all other respects cooperate in good faith to consummate the transaction contemplated pursuant to this Agreement.

3.2.                                     CLOSING MEMORANDUM

No later than 3 (three) Business Days prior to the Closing Date, the Seller’s legal counsel shall prepare, in cooperation with the Buyer’s legal counsel, a closing memorandum (the “Closing Memorandum”) which describes the closing procedure pursuant to Section 4 below and which shall serve as evidence for the consummation of the transactions contemplated under this Agreement.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

3.3.                                     FILINGS AND SUBMISSIONS

As soon as practicable, but in any event no later than 15 (fifteen) Business Days after the date hereof, the Buyer and its legal advisors shall prepare the merger control filings, applications and submissions pursuant to Annex 3.3 and in accordance with applicable laws (the “Merger Control Approvals”) and make all filings pursuant to Annex 3.3 no later than 15 (fifteen) Business Days after the date hereof. Each Party shall procure that the other Party is provided with all necessary information, documentation and reasonable assistance as may be necessary to make the filings, applications and submissions pursuant to Annex 3.3. None of the Parties, their Affiliates or advisors shall, without the prior consent of the other Party (such consent not to be unreasonably withheld or delayed), make any filings, applications, submissions or correspondence to any merger control authority or hold any meeting or substantial conversation with any authority in relation to the merger control procedures set forth in Annex 3.3, unless the other Party participates in or is represented at such meeting or conversation.

4.                                               CLOSING

4.1.                                     PLACE AND DATE

Subject to Section 4.2, the closing of the transactions contemplated under this Agreement (the “Closing”) shall take place in Zurich (Switzerland) at the offices of Lenz & Staehelin, Bleicherweg 58, 8002 Zurich, within 5 (five) Business Days after all conditions precedent to Closing set forth in Section 4.2 have been satisfied or waived (where permitted), or at such other place and on such other date as the Parties may mutually agree upon in writing. The day on which the actual Closing occurs shall be referred as the “Closing Date”.

4.2.                                     CONDITIONS PRECEDENT TO CLOSING

4.2.1.                           Conditions to the Obligations of Each Party

The respective obligations of the Parties to consummate the Closing shall be subject to the satisfaction or waiver (where permitted) at or prior to the Closing of the following conditions:

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(a)                        the Merger Control Approvals as set forth in Annex 3.3 shall have been obtained (irrespective of whether such approvals are subject to any conditions, requirements, obligations or limitations or not) or — if applicable — any waiting periods under applicable merger control laws in the jurisdictions set forth in Annex 3.3 shall have expired or been terminated by the competent authorities; provided in both cases that the applicable laws require the Parties to suspend the completion of the transactions contemplated under this Agreement until the relevant consent or approval is obtained or the respective waiting period has expired or been terminated by the competent authority;

(b)                       no judgement, order, injunction, decree or other authoritative relief or measure of any court, administrative body or arbitration tribunal shall exist which prohibits or restrains the consummation of the transactions contemplated by this Agreement;

(c)                        no Material Adverse Effect shall have occurred since the date of this Agreement, whereas a “Material Adverse Effect” shall mean any change or event which would be reasonably likely to have a material adverse effect on the business operations or assets of the Mepha Group taken as a whole, provided that any regulatory change which has or would be reasonably likely to have an impact on the prices of the products manufactured, distributed or sold by any of the Mepha Group Companies in Switzerland shall not be deemed a Material Adverse Effect, and, further, provided that the following shall not be deemed a Material Adverse Effect: (i) any change, event or circumstance that generally affects the industry in which the Mepha Group operates, (ii) any general economic conditions or events, (iii) any act of war or terrorism or hostilities, (iv) a downturn in the financial markets, (v) adverse political changes, changes in law or accounting principles, (vi) the announcement or performance of this Agreement, and (vii) any event, circumstance or effect that should be known by the Buyer due to the Disclosure Documents, except in each cases (i) to (vii), to the extent such item has a material disproportionate effect on the Mepha Group taken as a whole;

(d)                       the representation and warranties of the Seller set forth Section 6 shall be true at and as of the Closing Date, as if made at and as of such date, with only such exceptions as would not individually or in aggregate have a Material Adverse Effect;

(e)                        70% (i.e., 62 out of 88) of the Material Consents shall have been received; and

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(f)                          the EBITDA Difference as calculated in accordance with Annex 4.2.1(f) shall not be more than 10%.

4.2.2.                           Waiver of Closing Conditions

(a)                         Subject to Section 4.2.2(b), at any time prior to the Closing, the Parties may, to the extent legally permissible, jointly waive in writing in whole or in part the conditions precedent set forth in Section 4.2.1

(b)                        At any time prior to Closing, the Buyer may, to the extent legally permissible, waive in writing (without reference to the Seller) in whole or in part the conditions precedent set forth in Section 4.2.1(c), through (f) and .. Should the Buyer resolve to waive any of the conditions set forth in Section 4.2.1(c) through (f), such waiver shall be considered a waiver of Buyer to raise any claim against the Seller as a result of the non-satisfied but waived condition.

4.2.3.                           Termination Rights - Long Stop Date

(a)                        If the conditions precedent to Closing set forth in Section 4.2.1 have not been satisfied or waived within 6 (six) months after the date hereof (such date, the “Long Stop Date”), each Party may terminate this Agreement by giving notice to the other Party unless such Party terminating this Agreement itself acted in bad faith or in violation of the obligations hereunder, and in so doing, prevented or interfered with the satisfaction of such condition precedent, provided, however, that if the sole reason that the Closing has not occurred is that one or more of the Merger Control Approvals have not been obtained on or prior to the Long Stop Date, then the Long Stop Date may be extended by either Party by giving written notice to the other Party to a date which is not beyond 9 (nine) months after the date hereof.

(b)                       If this Agreement is terminated in accordance with Section 4.2.3(a) above, all provisions of this Agreement shall terminate and cease to be effective, except for this Section 4.2.3(b), Section 12 and Section 13 which shall continue to be in effect for an indefinite period of time (or for such time as stipulated in any such provision). Such termination shall be without any liability of the Seller to the Buyer and vice versa; provided, however, that such termination shall not affect the liability of any Party for

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                      the damages suffered by the other Party as a result of a breach of it obligations under this Agreement until that date on which this Agreement is terminated. The right to request specific performance shall be preserved.

4.3.                                     CLOSING ACTIONS AND DELIVERIES

4.3.1.                           Closing Actions and Deliveries by Seller

Concurrently with and in exchange (Zug-um-Zug) for the closing actions of the Buyer in accordance with Section 4.3.2, the Seller shall:

(a)                        deliver, or cause the Company to deliver, to the Buyer documents evidencing the satisfaction of the conditions precedent set forth in Section 4.2.1(a); it being understood that this Section 4.3.1(a) shall only be applicable with respect to Merger Control Approvals which are to be obtained by the Seller and/or any entity belonging to the Mepha Group;

(b)                       deliver to the Buyer the duly endorsed (in blank) share certificate no. 1 representing all the Shares;

(c)                        deliver to the Buyer a resolution of the board of directors of the Company consenting (contingent on the transactions contemplated by this Agreement being consummated) (i) to the transfer of the Shares from the Seller to the Buyer and (ii) to the entry of the Buyer as the owner of the Shares in the share register of the Company as of the Closing Date;

(d)                       deliver to the Buyer the share register of the Company in which the Buyer has been registered as the owner of the Shares as of the Closing Date;

(e)                        deliver to the Buyer copies of any power of attorney under which any of the transfers referred to in this Section 4.3.1 are executed, including evidence reasonably satisfactory to the Buyer of the authority of any person signing on behalf of the Seller;

(f)                          cause the Company (i) to pay to the Seller (x) the Outstanding Seller’s Loan Amount and (y) the Outstanding Intercompany Payables, and (ii) to deliver to the Buyer (but addressed to the Company) a confirmation duly signed by the Seller pursuant to which

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                      the Seller confirms to have received the Outstanding Seller’s Loan Amount and the Outstanding Intercompany Payables;

(g)                       deliver to the Buyer a copy of the VEM Loan Assignment Agreement, duly executed by the Seller and the Company, and cause the Company to deliver to the Seller a written consent to the assignment and transfer of the VEM Loan Agreement from the Company to the Seller duly executed by VEM;

(h)                       cause the Company to deliver to each of the Seller and the Buyer a confirmation duly signed by the Company pursuant to which the Company confirms to have received the VEM Loan Purchase Amount;

(i)                           deliver to the Buyer a copy of the German VEM Loan Assignment Agreement, duly executed by the Seller and Mepha Germany;

(j)                           deliver to the Buyer a copy of the Pledge Release Documentation, duly executed by the Company and the security agent under the Pledge Agreements; and

(k)                        deliver to the Buyer the Escrow Account Letter signed by the Seller.

4.3.2.                           Closing Actions of the Buyer

Concurrently with and in exchange (Zug-um-Zug) for the closing actions of the Seller in accordance with Section 4.3.1, the Buyer shall:

(a)                        deliver to the Seller documents evidencing the satisfaction of the conditions precedent set forth in Section 4.2.1(a); it being understood that this Section 4.3.2(a) shall only be applicable with respect to the Merger Control Approvals which are to be obtained by the Buyer

(b)                       pay, with value as of the Closing Date and for same day receipt, an amount equal to (i) the Equity Purchase Price, plus (ii) the Time Based Purchase Price Adjustment Amount, minus (iii) the Escrow Amount, minus (iv) the VEM Loan Purchase Amount, minus (v) the German VEM Loan Purchase Amount, and minus (vi) CHF 21,000,000 (the “Target Holdback Amount”), by wire transfer of immediately available funds to the bank account of the Seller designated by the Seller by written notice delivered to the Buyer no later than 5 (five) Business Days prior to the Closing Date;

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)                        pay, with value as of the Closing Date and for same day receipt the VEM Loan Purchase Amount (in accordance with the instruction and for the account of the Seller) by wire transfer of immediately available funds to the Company’s Bank Account;

(d)                       pay, with value as of the Closing Date and for same day receipt the German VEM Loan Purchase Amount (in accordance with the instruction and for the account of the Seller) by wire transfer of immediately available funds to Mepha Germany’s Bank Account; and

(e)                        deliver to the Seller the Escrow Account Letter signed by the Buyer;

(f)                          pay, with value as of the Closing Date and for same day receipt an amount equal to the Escrow Amount into the Escrow Account; and

(g)                       deliver to the Seller copies of any power of attorney under which any of the transfers referred to in this Section 4.3.2 are executed, including evidence reasonably satisfactory to the Seller of the authority of any person signing on behalf of the Buyer.

4.3.3.                           Substitution of Transferee

The Buyer may elect, by giving notice to the Seller not less than five Business Days prior to the intended Closing Date, to have the Shares transferred by the Seller to such Affiliate of the Buyer as the Buyer may nominate in such notice, provided that, the Buyer shall remain a Party to this Agreement and such election shall not affect the obligations of the Buyer pursuant to this Agreement including, without limitation, as to payment of the Equity Purchase Price.

5.                                               ESCROW AMOUNT AND ESCROW ACCOUNT

5.1.                                     DEPOSIT OF ESCROW AMOUNT AND GENERAL USE OF ESCROW AMOUNT

(a)                        At Closing, the Buyer shall deposit the Escrow Amount into the Escrow Account in accordance with Section 4.3.2(f).

(b)                       The Escrow Amount, or any part thereof, credited to the Escrow Account may be used in settling any claim arising from this Agreement in accordance with this Section 5.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

5.2.                                     TERMS AND CONDITIONS OF USE OF ESCROW AMOUNT

The Buyer’s use of the funds credited to the Escrow Account for the purposes described at Section 5.1 shall be subject to compliance with the following procedure:

(a)                        the Buyer, promptly upon becoming aware of the same, shall give notice (the “Claim Notice”) of the claim to the Seller stating (i) the nature of the claim and in reasonable detail the underlying facts of such claim, and (ii) (without prejudice to the amount the Buyer may recover pursuant to the claim) its estimate, acting in good faith, of the amount claimed (including estimated costs) (any such amount from time to time being, the “Amount Claimed”), it being understood and agreed that the Buyer shall file a Claim Notice only (i) if and to the extent it has a good faith basis under the terms of this Agreement to reasonably believe to have a valid claim and (ii) if the Amount Claimed exceeds individually the De Minimis Amount;

(b)                       within 30 (thirty) Business Days starting on the day after receipt of a Claim Notice, the Seller shall give the Buyer notice (the “Response Notice”) stating: (i) whether or not liability for the claim is accepted; and (ii) if liability for the claim is not accepted, the reasons for such non-acceptance, or (iii) if liability for the claim is accepted, whether the Amount Claimed is accepted in full or in part. Where only part of the Amount Claimed is accepted, the Response Notice shall include the reasons why the full amount of the Amount Claimed is not accepted;

(c)                        if following receipt of a Claim Notice, the Seller fails to give a corresponding Response Notice in accordance with Section 5.2(b), the Amount Claimed stated in the Claim Notice shall be deemed to be accepted and shall be paid to the Buyer out of the Escrow Amount credited to the Escrow Account; and

(d)                       if the Seller accepts in a Response Notice the whole or part of the Amount Claimed or the claim giving rise to the Amount Claimed is Finally Determined, the amount so accepted or Finally Determined (in the latter case less any money previously paid under this Section 5 in respect of such claim) shall be paid to the Buyer from the Escrow Amount, as applicable.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(e)                        To the extent that a payment to the Buyer out of the Escrow Account in respect of a claim is less than the Amount Claimed, it is a payment on account of the amount accepted or Finally Determined to be payable in respect of the claim.

5.3.                                     RELEASE DATES OF ESCROW AMOUNT

Without prejudice to Section 5.2 and subject to Section 5.3(g):

(a)                        on the day that is 18 (eighteen) months after the Closing Date (the “Partial Escrow Release Date”) (or the next following Business Day if such day is not a Business Day), there shall be released to the Seller from the Escrow Account CHF all amounts standing to the credit of the Escrow Account except (a) the aggregate amount of all then unpaid (or partly paid) Amounts Claimed in respect of outstanding claims notified to the Seller in accordance with Section 5.2(a) on or before the Partial Escrow Release Date, provided that all such unpaid (or partly paid) Amounts Claimed in aggregate exceed the Deductible Amount, and (b) CHF 15,000,000 (or, to the extent the amount standing to the credit of the Escrow Account (less the aggregate amount of all the unpaid or partly paid claims described in (a) above) is less than CHF 15,000,000, the whole of the amount standing to the credit of the Escrow Account);

(b)                       on the day that is 36 (thirty-six) months after the Closing Date (the “Second Escrow Release Date”) (or the next following Business Day if such day is not a Business Day), there shall be released to the Seller from the Escrow Account CHF 3,000,000 of the Escrow Amount unless the sum of (i) the aggregate amount of all then unpaid (or partly paid) Amounts Claimed in respect of outstanding claims notified to the Seller in accordance with Section 5.2(a) on or before the Second Escrow Release Date plus (ii) CHF 12,000,000, (the sum of (i) and (ii), the “Second Holdback Amount”) exceed the remaining amounts standing to credit of the Escrow Amount (after release of CHF 3,000,000) in which case only the amounts exceeding the Second Holdback Amount shall be release to the Seller from the Escrow Account;

(c)                        on the day that is 42 (forty-two) months after the Closing Date (the “Third Escrow Release Date”) (or the next following Business Day if such day is not a Business Day), there shall be released to the Seller from the Escrow Account CHF 3,000,000 of the Escrow Amount unless the sum of (i) the aggregate amount of all then unpaid (or

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

partly paid) Amounts Claimed in respect of outstanding claims notified to the Seller in accordance with Section 5.2(a) on or before the Third Escrow Release Date plus (ii) CHF 9,000,000, (the sum of (i) and (ii), the “Third Holdback Amount”) exceed the remaining amounts standing to credit of the Escrow Amount (after release of CHF 3,000,000) in which case only the amounts exceeding the Third Holdback Amount shall be release to the Seller from the Escrow Account;

(d)                       on the day that is 48 (forty-eight) months after the Closing Date (the “Fourth Escrow Release Date”) (or the next following Business Day if such day is not a Business Day), there shall be released to the Seller from the Escrow Account CHF 3,000,000 of the Escrow Amount unless the sum of (i) the aggregate amount of all then unpaid (or partly paid) Amounts Claimed in respect of outstanding claims notified to the Seller in accordance with Section 5.2(a) on or before the Fourth Escrow Release Date plus (ii) CHF 6,000,000, (the sum of (i) and (ii), the “Fourth Holdback Amount”) exceed the remaining amounts standing to credit of the Escrow Amount (after release of CHF 3,000,000) in which case only the amounts exceeding the Fourth Holdback Amount shall be release to the Seller from the Escrow Account;

(e)                        on the day that is 54 (fifty-four) months after the Closing Date (the “Fifth Escrow Release Date”) (or the next following Business Day if such day is not a Business Day), there shall be released to the Seller from the Escrow Account CHF 3,000,000 of the Escrow Amount unless the sum of (i) the aggregate amount of all then unpaid (or partly paid) Amounts Claimed in respect of outstanding claims notified to the Seller in accordance with Section 5.2(a) on or before the Fifth Escrow Release Date plus (ii) CHF 3,000,000, (the sum of (i) and (ii), the “Fifth Holdback Amount”) exceed the remaining amounts standing to credit of the Escrow Amount (after release of CHF 3,000,000) in which case only the amounts exceeding the Fifth Holdback Amount shall be release to the Seller from the Escrow Account; and

(f)                          on the day that is 60 (sixty) months after the Closing Date (the “Full Escrow Release Date”) (or the next following Business Day if such day is not a Business Day), there shall be released to the Seller from the Escrow Account the amount of the Escrow Amount then standing to the credit of the Escrow Amount less the aggregate amount of all then unpaid (or partly paid) Amounts Claimed in respect of outstanding claims

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

notified to the Seller in accordance with Section 5.2(a) on or before the Full Escrow Release Date.

(g)                       If the Buyer has duly and timely delivered to the Escrow Agent one or more Claim Notices, exceeding individually the De Minimis Amount and in aggregate the Deductible Amount, on or before the First Escrow Release Date, the Second Escrow Release Date, the Third Escrow Release Date, the Fourth Release Date, the Fifth Escrow Release Date or the Full Escrow Release Date, respectively, but the Buyer did not inform the Escrow Agent of the initiation of formal legal proceedings with respect to such Claim Notice(s) in accordance with Section 13 (such notice being effective only if accompanied by (x) a copy of the documents initiating judicial action against the Seller before the Commercial Court of the Canton of Zurich, e.g. the Klageschrift, and (y) confirmation of receipt, such confirmation of receipt of the Klageschrift by the Commercial Court of the Canton of Zurich within 135 (one hundred thirty-five) days after any of the Claim Notice(s) has/have been delivered to the Escrow Agent), then the Escrow Agent shall, upon expiration of the relevant 135 (one hundred thirty-five) days period set forth in this Section 5.3(c), after any Claim Notice(s) has/have been delivered to the Escrow Agent, release that part of the amounts blocked which relates to the Amounts Claimed under such Claim Notice(s) to the Seller with regard to which the Buyer did not duly and timely initiate formal legal proceedings in accordance with Section 13.

5.4.                                     ESCROW PROCEDURE

(a)                        If either the Buyer or the Seller is entitled in accordance with Sections 5.2 or Section 5.3 to any amount credited to the Escrow Account, the Escrow Agent shall, upon the joint instruction of the Buyer and the Seller, release the money to the Buyer or the Seller, respectively provided that, in the event that a claim under this Agreement has been Finally Determined, the Buyer and the Seller shall be obliged to sign the relevant instruction for the release from the Escrow Account. The Escrow Agent shall have no obligation to release any monies in respect of the Escrow Account other than in accordance with such written instructions and the terms of the Escrow Account Letter.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)                       For the avoidance of doubt (i) if a claim has not been Finally Determined by (aa) the Partial Escrow Release Date in respect of Claim Notices given on or before the Partial Escrow Release Date or (bb) the Full Escrow Release Date in respect of Claim Notices given on or before the Full Escrow Release Date, the Amount Claimed in respect of such claim shall be retained in the Escrow Account and not released until such claim has been Finally Determined; and (ii) nothing in this Section 5 shall prejudice the Buyer’s right and ability to make, and recover any amount in respect of, a claim at any time after the Partial Escrow Release Date or the Full Escrow Release Date.

5.5.                                     INTEREST

Interest accruing from time to time on the balance of money standing to the credit of the Escrow Account shall be added to the money standing to the credit of the Escrow Account and, subject to any deduction for Tax chargeable thereon, shall be distributed to the Buyer or the Seller, as the case may be, in proportion to the payment of amounts out of the Escrow Account, subject, if necessary as required by law, to deduction of Tax, in which case such deduction shall be evidenced by appropriate certificates of such deduction.

6.                                               REPRESENTATIONS AND WARRANTIES OF THE SELLER

Subject to the terms, exceptions and limitations (including, but not limited to, the limitations set forth in Section 9 and Section 10) contained in this Agreement (including, but not limited to, its Annexes), the Seller hereby represents and warrants to the Buyer that the representations and warranties set forth in this Section 6 are true and accurate, on the date of this Agreement and at Closing (except for the representations and warranties that are made as of a specific time which shall be true and accurate in all material respects as of such time only).

6.1.                                     CORPORATE EXISTENCE AND AUTHORITY AND TITLE TO SHARES

6.1.1.                           Corporate Existence of the Company

The Company is duly incorporated, organized and validly existing under the laws of Switzerland and has the full corporate power and authority to carry on its business as currently conducted. The Company has not passed a voluntary winding-up resolution, and no

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

petition has been presented or been made by a court for the winding-up, dissolution, composition or administration of the Company.

6.1.2.                           Title to Shares

The Seller is the sole legal and beneficial owner of the Shares, free and clear of any Lien. All Shares are validly issued and fully paid-up. There are no outstanding options, warrants, calls, rights or commitments, or any other agreements regarding the sale or issuance of rights to acquire any of the Shares or any other interest in the capital of the Company.

6.1.3.                           Corporate Existence of the Subsidiaries; Ownership with respect to the Subsidiaries

(a)                        Each Subsidiary is duly incorporated, organized and validly existing under the laws of the jurisdiction in which it is organized, and each Subsidiary (except for Mepha Kuwait which is intended to be liquidated and Mepha Mexiko which is currently being liquidated and dissolved) has the full corporate power and authority to carry on its respective business as currently conducted. No Subsidiary has passed a voluntary winding-up resolution, and no petition has been presented or been made by a court for the winding-up, dissolution, composition or administration of any Subsidiary, except for Mepha Kuwait and Mepha Mexiko which are both currently being liquidated and dissolved.

(b)                       The Company (or such other Mepha Group Company as indicated in Annex 6.1.3(b)) is the legal and beneficial owner of the certain percentage of the shares of the Subsidiaries as indicated in the 3rd column of Annex 6.1.3(b) (where applicable), all such holdings free and clear of any Lien except of those provided for in the articles of association or the by-laws or vested by law. The share capital of the Subsidiaries is validly issued and fully paid-up. There are no outstanding options, warrants, calls, rights or commitments, or any other agreements regarding the sale or issuance of rights to acquire any of the shares of the Subsidiaries owned by the Company. Where the Company (or such other Mepha Group Company as indicated in Annex 6.1.3(b) is not the legal and beneficial owner of the entire issued share capital of a Subsidiary the remainder of the share capital of such Subsidiary is owned by such party or parties and in such percentages as are set out in the 4th column of Annex 6.1.3(b). There are no

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

outstanding options, warrants, calls, rights or commitments, or any other agreements regarding the sale or issuance of rights to acquire any shares in the Subsidiaries.

6.1.4.                           Branches and Representative Offices

The Company (or such other Mepha Group Company as indicated in Annex 6.1.4 operates the representative offices and branches set out Annex 6.1.4. Other than the representative offices and branches set out in Annex 6.1.4, no Mepha Group Company operates any representative offices or branches.

6.2.                                     CORPORATE AUTHORITY OF SELLER

The Seller has the requisite corporate power and authority to enter into this Agreement and to perform all of its obligations under this Agreement. The execution and delivery by the Seller of this Agreement or the consummation of the transactions contemplated hereunder do not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation of the Seller under any law or order applicable to the Seller, or any provision of the constitutional or organizational documents of the Seller.

6.3.                                     FINANCIAL STATEMENTS

(a)                        The audited consolidated financial statements of the Seller as per December 31, 2008 as attached as Annex 6.3(a) - taking into account that the Seller will be de-consolidated and no longer form part of the Mepha Group - (the “Consolidated December 08 Financial Statements”) fairly represent, and give a true and fair view of, the financial condition and results of operation of the Mepha Group in accordance with IFRS. The Consolidated December 08 Financial Statements have been prepared on a basis which is in all material respects consistent with the basis employed for the two immediately preceding financial periods (except for changes which have been disclosed in the notes to the Consolidated December 08 Financial Statements).

(b)                       The audited financial statements of the Company as per December 31, 2008 as attached as Annex 6.3(b) (the “Company 08 Financial Statements”) have been prepared in accordance with the provisions of Swiss law and in all material respects fairly represent the financial condition and results of operation of the Company in

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

accordance with IFRS guidelines. The Company Financial Statements have been prepared on a basis which is in all material respects consistent with the basis employed for the two immediately preceding financial periods (except for changes which have been disclosed in the notes to the Company 08 Financial Statements).

(c)                        The audited financial statements of Mepha Pharma as per December 31, 2008 as attached as Annex 6.3(c) (the “Mepha Pharma 08 Financial Statements”) have been prepared in accordance with the provisions of Swiss law and in all material respects fairly represent the financial condition and results of operation of the Company in accordance with IFRS guidelines. The Mepha Pharma 08 Financial Statements have been prepared on a basis which is in all material respects consistent with the basis employed for the two immediately preceding financial periods (except for changes which have been disclosed in the notes to the Mepha Pharma 08 Financial Statements).

(d)                       The audited statutory financial statements of Mepha Portugal, Galenis and Mepha Baltics as per December 31, 2008 as attached as Annex 6.3(d) (the “Foreign Subsidiaries Financial Statements”, and together with the Consolidated December 08 Financial Statements, the Company 08 Financial Statements, the Mepha Pharma 08 Financial Statements, and the Unaudited 2009 Consolidated Financial Statements, the “Financial Statements”) in all material respect fairly represent the financial condition and results of operations and have been prepared in conformity with applicable laws and regulations as well as the generally accepted accounting principles in each of their respective countries.

(e)                        The unaudited consolidated financial statements of the Mepha Group (including the unaudited consolidated statements of income) before IAS 19 as per December 31, 2009 as attached hereto as Annex 6.3(e) (the “Unaudited 2009 Consolidated Financial Statements”) have been carefully prepared on a basis consistent with the basis employed for the Consolidated December 08 Financial Statements (except for any changes in the interpretation of the accounting standards or changes resulting from the Transfer of Subsidiaries) and in all material respects fairly represent and give a reasonable view of the assets and liabilities, profits and losses of the Mepha Group.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.4.                                     MATERIAL CONTRACTS

(a)                         The Disclosure Documents contain all of the following material written contracts (each such contract a “Material Contract” and collectively, the “Material Contracts”) of the Mepha Group Companies:

(i)                           joint venture agreements;

(ii)                        research and development agreements;

(iii)                     agreements with distributors of products made or distributed by Mepha Group Companies with an aggregate contract value exceeding CHF 500,000 (without VAT) per annum;

(iv)                    consultancy, service or IT agreements with agreed payments exceeding CHF 500,000 (without VAT) per annum (it being understood and agreed that employment agreements do not fall within this category (ii));

(v)                       lease agreements regarding premises exceeding CHF 500,000 per annum;

(vi)                    agreements with customers (a) which relate to key products and/or (b) with an aggregate contract value exceeding CHF 500,000 (without VAT) per annum;

(vii)                 agreements with suppliers (a) which relate to key products and/or (b) with an aggregate contract value exceeding CHF 500,000 (without VAT) per annum;

(viii)              the Biotan Acquisition Documents;

(ix)                      [**]; and

(x)                        each contract of any of the Mepha Group Companies that is not terminable without penalty by the Mepha Group Company party thereto upon six (6) months or less notice or that involves the receipt or payment by any of the

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Mepha Group Companies in the fiscal year 2009 of an amount in excess of CHF 500,000.

(b)                        As of the date hereof, (i) none of the Material Contracts has been terminated, and (ii) to the Seller’s Best Knowledge neither the Company nor any Subsidiary is in material default under or in material breach of a Material Contract, in each case except for those set forth in Annex 6.4(b).

(c)                         To the Seller’s Best Knowledge, there is no written contract or written arrangement to which a Mepha Group Company is a party which limits the freedom of any of the Mepha Group Companies to compete in any line of business or with any person anywhere in the world (or, with respect to in-license agreements, the licensed territory).

(d)                        As of the date hereof, no supplier or customer who has had regular dealings with any of the Mepha Group Companies within the 12 months prior to the date of this and which regular dealings involved payments exceeding CHF 250,000 (without VAT) in such 12 months period has ceased to deal with such Mepha Group Company nor, at the date hereof, and to the Seller’s Best Knowledge, has any customer or supplier of any of the Mepha Group Companies notified the Seller in writing that it will refuse to continue to deal with such Mepha Group Company or will deal with it on a substantially smaller scale than at present as a result of the change of control of any of the Mepha Group Companies to be effected pursuant to this Agreement.

6.5.                                     EMPLOYMENT MATTERS

(a)                        Except as set forth in Annex 6.5(a) or as provided by statutory law, (i) no employee of the Company, Mepha Pharma, Mepha Portugal and Mepha Baltics has a contractual notice period of more than 6 (six) months, (ii) there are no material salary increases resolved but not yet implemented except for those set forth in the 2010 Budget, and (iii) there are no employment or benefit agreements or plans entitling an employee to severance or other payments upon a change of control of the Mepha Group where such payment would have to be made by any of the Mepha Group Companies.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(b)                       None of the Key Employees has, at the date of this Agreement, given or has been given notice of termination of his employment contract.

(c)                        Except as set forth in Annex 6.5(c), no employee of the Company, Mepha Pharma, Mepha Portugal or Mepha Baltics is entitled to receive from any Mepha Group Company, upon termination of his/her employment, a severance pay or similar termination compensation, except for such payments which are normal salary or other normal benefit payments during the notice period, payments which are due under applicable laws, under collective bargaining agreements or on a similar basis, and payments which are appropriately provisioned in the Financial Statements.

(d)                       The salaries, wages, bonuses and profit-sharing arrangements, fringe benefits and employment benefits, deferred compensation agreements, pension benefits, severance pay as well as retirement plans and the like in excess of statutory provisions paid, granted or promised to the Key Employees or to other employees of the Mepha Group having a total annual compensation (in the fiscal year 2009) of more than CHF 200,000 (or any equivalent thereof) at the date hereof are set forth in Annex 6.5(d).

(e)                        To the Seller’s Best Knowledge there are no circumstances which are likely to result in any court proceedings or litigation involving any of the officers or employees or former officers or employees of any of the Mepha Group Companies and none of the Mepha Group Companies is involved in any such court proceedings or litigation.

(f)                          All social security payments (“Social Security Contributions”) due by the Company, Mepha Pharma, Mepha Portugal and Mepha Baltics in relation to present officers and employees of the Mepha Group Companies have been fully paid when due or provisioned for as required by applicable law.

(g)                       Except as set forth in Annex 6.5(c), there is not outstanding any agreement or arrangement to which any Mepha Group Company is party for profit sharing or for payment to any of its officers or employees or former employees of bonuses or for incentive payments or other similar matters

(h)                       No Mepha Group Company (i) is party to any collective agreement or (ii) has entered into any recognition agreement with a trade union.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.6.                                     PENSION FUND MATTERS

(a)                        Except for the Benefit Plans and state run schemes, the Swiss Subsidiaries are not required to contribute to any pension fund or benefit plans in respect of its directors, officers or employees.

(b)                       All pension fund or benefit plan contributions to be paid by the Company and Mepha Pharma (as relevant) to the Benefit Plans in favour of the employees of the Company and Mepha Pharma (as relevant) have been fully paid when due according to applicable laws and the respective regulations of the applicable Benefit Plans. As per the end of the calendar quarter preceding the date hereof, the Benefit Plans have no material claims against the Company or Mepha Pharma, other than for the current ordinary contributions which have been appropriately provisioned for as required by applicable laws.

6.7.                                     LITIGATION

(a)                        At the date of this Agreement, other than set forth in Annex 6.7(a), there are no actions, suits or proceedings pending or threatened in writing against any of the Mepha Group Companies (or concerning any of their assets) before any court, arbitral tribunal, governmental or regulatory body which involve a claim in an amount exceeding CHF 100,000 and which have not been provisioned appropriately under IFRS in the Consolidated December 08 Financial Statements.

(b)                       At the date of this Agreement, without limitation to the generality of Section 6.7(a), in the last 3 (three) years prior to the date hereof, other than set forth in Annex 6.7(b), there have been no legal proceedings served or, to the Seller’s Best Knowledge, threatened in writing, relating to any alleged defects in, or severe injuries or deaths caused by any of the products manufactured, sold or marketed by any Mepha Group Company.

6.8.                                     INTELLECTUAL PROPERTY RIGHTS

6.8.1.                           Definitions

For the purposes of this Section 6.8:

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Intellectual Property” means patents, trade marks, service marks, trade names, internet domain names, rights in designs, copyright, database rights, semi-conductor topography rights, database rights in each case whether registered or unregistered and including applications for registration, inventions, Know-How, supplementary protection certificates and all rights or forms of protection having equivalent or similar effect anywhere in the world.

“Know-How” means confidential business and commercial information and techniques in any form including, without limitation, drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, and lists and particulars of customers and suppliers.

6.8.2.                           Validity and Subsistence

To the Seller’s Best Knowledge, the Intellectual Property of the Mepha Group Companies listed in Annex 6.8.2 and used in connection with the Business as the Business is currently conducted are owned by or licensed to the Mepha Group Companies. In case of rights in such Intellectual Property as are registered or the subject of applications for registration, the Mepha Group Companies have paid (when due) all renewal fees.

6.8.3.                           Third Parties’ Activities and Rights

Except as set forth in Annex 6.8.3, none of the Mepha Group Companies has received any written notice of an infringement of any Intellectual Property rights. Except as set forth in Annex 6.8.3, no written claim by any third-party contesting the validity, enforceability, use or ownership of any Intellectual Property owned or used by any of the Mepha Group Companies has been made against the Mepha Group Companies.

6.8.4.                           Licenses

To the Seller’s Best Knowledge, all material licenses and arrangements to and from the Mepha Group Companies regarding Intellectual Property are contained in the Data Room. None of the Mepha Group Companies has, prior to the date hereof, received any written

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

notice that the respective counterparty of a license agreement would terminate the respective license.

6.8.5.                           Ownership and Employee Compensation

All Intellectual Property developed by the relevant employees of the Mepha Group Companies set forth in Annex 6.8.5 or commissioned from third parties by Mepha Group Companies and used in the business and operations of any Mepha Group Company were made in the normal course of the duties of the employees concerned and/or under contracts that (to the extent permitted by law) vest legal and beneficial ownership in a Mepha Group Company.

6.9.                                     TAXES

(a)                        The Mepha Group Companies have timely filed all Tax Returns which are required by any applicable law to be filed. All such Tax Returns are complete and true in all material respects and all information set forth therein was, at the time of filing, in all material respects correct, true and complete, and no Tax Return is the object of any pending extraordinary tax audit by the tax authorities. All Taxes relating to a tax period ending prior to Closing (including the part of the tax period not yet ended at Closing for the time up to Closing), caused by or arising from facts or omissions prior to Closing have been, or will be, paid by the respective Mepha Group Company (as applicable) or adequately provisioned for in the respective financial statements.

(b)                       No Mepha Group Company is party to pending extraordinary proceedings with any tax authorities.

6.10.                              INSURANCE

The Disclosure Documents contain all material insurance policies of the Mepha Group Companies. To the Seller’s Best Knowledge, any and all requirements with respect to compulsory insurance coverage relating to Mepha Group Companies and their respective representative offices have been complied with. All premiums due with respect to such insurance policies contained in the Data Room for the period ending at the Closing Date are paid when due and each such policy is in full force and effect as at the date hereof. Except as

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

set forth in Annex 6.10, there is no pending claim exceeding an amount of CHF 25,000 under any insurance policy.

6.11.                              CONDUCT OF THE BUSINESS IN THE ORDINARY COURSE

Without limiting the generality of the representations and warranties contained in Section 6, since January 1, 2009 and unless otherwise disclosed in this Agreement (in particular its Annexes) or in the Disclosure Documents and unless relating to the Transfer of Subsidiaries or generally relating to any actions for the preparation of the transactions contemplated hereunder (including, but not limited to, the respective transaction costs for such preparatory work), the Mepha Group Companies have operated their businesses in the ordinary course and in particular none of the Mepha Group Companies has since January 1, 2009:

(a)                        Sold, transferred or otherwise disposed to any third-party of any material assets necessary for the conduct of the business of the Mepha Group as currently conducted except as in the ordinary course of business;

(b)                       altered or amended in any manner its articles of incorporation or organizational regulations except for the amendments set forth in Annex 6.11(b);

(c)                        increased or reduced or otherwise changed the share capital, or granted any option or conversion rights on the equity of any of the Mepha Group Companies;

(d)                       except for the acquisition of Biotan, incorporated or acquired any entity, business or material asset to belong to the Mepha Group or disposed of any business, entity or material asset, or assumed or acquired any liability (including a contingent liability) otherwise than in the ordinary course of business;

(e)                        delayed or extended payment of its creditors beyond the terms of such payment;

(f)                          released any debtor or varied the terms of any debtor so that such debtor pays less than the book value of his debt, and no debt owing to any Mepha Group Company has been deferred, subordinated or written off;

(g)                       has made, or agreed to make, any capital expenditure in excess of CHF 500,000 (i) which were not provided for in the budget 2009, or (ii) which were not approved by the

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

board of directors or management board of the respective Mepha Group Company and such approval minuted;

(h)        has entered into, or amended or varied the terms of, any agreement or arrangement with any holder of shares in the Company;

(i)         has engaged in any transaction with any other Mepha Group Company which was, to the Seller’s Best Knowledge, not on an arm’s length basis;

(j)         has granted any credit except normal trade credit given in the ordinary course of business;

(k)        has changed its accounting reference period;

(l)         except as set forth in Annex 6.11(l), declared, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Shares;

(m)       agreed to take any of the actions specified in this Section 6.11, except as in the ordinary course of business or except as contemplated by this Agreement; or

(n)        except as set forth in Annex 6.11(n), none of the Mepha Group Companies has settled any litigation proceedings.

6.12.                              REAL ESTATE

(a)                        Annex 6.12(a) sets forth a true, complete and accurate list of all of the parcels of real property owned by any of the Mepha Group Companies (collectively, the “Owned Real Properties”) and all of the leasehold properties of which any Mepha Group Company is the lessee (collectively, the “Leased Real Properties” and, together with the Owned Real Properties, the “Real Properties”).

(b)                       The Mepha Group Companies have legal title to the Owned Real Properties, subject to the encumbrances disclosed in the Disclosure Documents or the relevant excerpt from the land register.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)                        True, accurate and complete details of all material terms of ownership or occupation of each of the Real Properties by the relevant Mepha Group Companies are included in the Disclosure Documents.

(d)                       The Real Properties comprise all the land and premises of whatever tenure owned, occupied or otherwise used by the Mepha Group.

(e)                        To the Seller’s Best Knowledge the relevant Mepha Group Company has paid the rent and any operating expenses and observed and performed in all material respects the covenants on the part of the lessee and the conditions contained in the lease under which each of the Leased Real Properties is held.

(f)                          To the Seller’s Best Knowledge all Owned Real Properties are owned and operated in all material respects in compliance with all applicable laws and regulations, in particular, but not limited to, in Switzerland with respect to the “Bundesgesetz über den Erwerb von Grundstücken, durch Personen im Ausland” (Federal Statute on the Acquisition of Real Property by Non-Resident Aliens Residing Abroad).

6.13.                              ENVIRONMENTAL MATTERS

(a)                        The Mepha Group Companies operate their businesses in all material respect in compliance with applicable environmental and safety laws and regulations.

(b)                       At date of this Agreement, no action, suit or proceedings by any governmental or administrative authority is pending against any of the Mepha Group Companies alleging any material violation of any such environmental or safety laws, and, to the Seller’s Best Knowledge, there are no circumstances existing in respect of any of the Mepha Group Companies or any of the Real Properties which may give rise to any such action suit or proceedings.

6.14.                              ASSETS

Each of the Mepha Group Companies owns or has the right to use all assets necessary for the operation of that Mepha Group Company’s business as currently carried on.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

6.15.                              COMPLIANCE WITH LAWS

(a)                        Each of the Mepha Group Companies (i) has conducted its business in accordance with, and is and has been in compliance with, all applicable law, (ii) to the Seller’s Best Knowledge has not committed and nor is liable for (and no claim has been or, to the Seller’s Best Knowledge, will be made that it has committed, or is liable for) any criminal, illegal, unlawful or unauthorized act or breach of any obligation or duty.

(b)                       None of the Mepha Group Companies is being prosecuted for any criminal offence and no governmental or official investigation or inquiry (except for usual ordinary tax audits and/or drug registration applications and/or proceedings) concerning the business or officers of any of the Mepha Group Companies or any of their assets is in progress or pending.

(c)                        None of the Mepha Group Companies has done or agreed to do anything as a result of which any investment or other grant paid to a Mepha Group Company is or may be liable to be refunded in whole or in part and none of the Mepha Group Companies is party to any outstanding application for investment or grant.

6.16.                              RESTRICTIVE AGREEMENTS AND COMPETITION

(a)                        To the Seller’s Best Knowledge, none of the Mepha Group Companies nor any of its officers or employees is a party to or involved in any agreement, understanding, arrangement, concerted practice or conduct which infringes (i) Articles 101 and 102 of the Treaty of Lisbon, or (ii) any other material provision of competition or anti-trust legislation or regulations which apply in the EEA or within any jurisdiction within the EEA or any other jurisdiction in the world in which any Group Company conducts business or otherwise has a presence, nor has it received any written complaint under or by reference to any of the legislation referred to in (i) and (ii) above from any competent authority.

(b)                       None of the Mepha Group Companies has received any written notice, request, order or other written communication from any authority, commission, government department, court or other public agency charged with the oversight or enforcement of any of the legalisation referred to in Section 6.16(a) above.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)                        None of the Mepha Group Companies has notified any agreements or other arrangements to the European Commission for negative clearance or an exemption under Article 101(3) of the Treaty of Lisbon.

6.17.                              DATA ROOM INDEX

The Data Room Index contains a list of all of the Data Room Documents. There are no documents contained in the Data Room which are not listed on the Data Room Index.

6.18.                              NO TRANSACTION FEE

There is no investment banker or broker who will be entitled to any fee or commission after December 31, 2009 in connection with the transactions contemplated hereunder and which will be charged to the Company.

7.                                               REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller that each of the statements in this Section 7 is true and accurate in all respects at the date of this Agreement and on the Closing Date:

7.1.                                     CORPORATE EXISTENCE

The Buyer is duly incorporated, organized and validly existing under the laws of its place of incorporation and has the full corporate power and authority to carry on its business as currently conducted. The Buyer has not passed a voluntary winding-up resolution, and no petition has been presented or been made by a court for the winding-up, dissolution, composition or administration of the Buyer.

7.2.                                     CORPORATE AUTHORITY

The Buyer has the full corporate power and authority to purchase and accept from the Seller the Shares and to perform all other undertakings under, or in connection with, this Agreement. There exist no limitations under applicable law, the constitutional documents of the Buyer, or any contracts by which the Buyer is bound that would prevent the Buyer from

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

entering into, or performing its obligations under this Agreement and this Agreement constitutes valid, legal and binding obligations of the Buyer.

7.3.                                     NO FURTHER AUTHORIZATIONS REQUIRED

No authorizations, permits or consents are required from any governmental or administrative authority, any governing body of the Buyer or any other third party (including, but not limited to, any shareholders or creditors of the Buyer) for the consummation of the transactions contemplated under this Agreement other than as set forth in this Agreement.

7.4.                                     NO ACTIONS OR PROCEEDINGS

There are no actions, claims or proceedings or investigations pending against or involving the Buyer or any of Buyer’s Affiliates or any of its directors or officers that, individually or in the aggregate, prevent, or substantially impair, the consummation of the transactions contemplated under this Agreement, or affect the validity or enforceability of this Agreement.

7.5.                                     FUNDS

The Buyer has available on the date hereof and will have available on the Closing Date the funds necessary in order to pay on the Closing Date an amount equal to the Equity Purchase Price (including the VEM Loan Purchase Amount and the German VEM Loan Purchase Amount) plus the Time Based Purchase Price Adjustment Amount.

7.6.                                     NO KNOWLEDGE OF BREACH

The Buyer is, after the review and analysis of all documents and information provided by the Seller in connection with the Due Diligence Investigation not aware of any breach of the Seller of a representation or warranty contained in Section 6.

8.                                               NO OTHER REPRESENTATIONS AND WARRANTIES

(a)                        The representations and warranties of the Seller as set forth in Section 5 above are the sole and exclusive representations and warranties made by the Seller in respect of the subject matter of this Agreement, and no other representations or warranties are made by the Seller or relied upon by the Buyer, whether expressed or implied, whether based

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

on agreement, law or any other ground, other than those explicitly made in Section 5 above. The Buyer acknowledges that the Seller does not make any representations or warranties as to the future development of the Mepha Group or any of the Mepha Group Companies and do not and did not make any statements about budgets, business plans or other forward-looking statements or other projections of a financial, technical or business nature relating to the business of any of the Mepha Group Companies.

(b)                       The representations and warranties of the Buyer as set forth in Section 7 above are the sole and exclusive representations and warranties made by the Buyer in respect of the subject matter of this Agreement, and no other representations or warranties are made by the Buyer or relied upon by the Seller, whether expressed or implied, whether based on agreement, law or any other ground, other than those explicitly made in Section 7 above.

9.                                               REMEDIES

9.1.                                     REMEDIES OF THE BUYER

9.1.1.                           Term of Representation and Warranties

The representations and warranties set forth in Section 5 above shall expire as set forth below, provided, however, that the Buyer shall not be excluded from bringing a claim against the Seller for a misrepresentation or breach of warranty after the expiry of the period set forth below if such specific claim has been duly and timely notified by the Buyer to the Seller in accordance with Section 9.1.2(b) before the applicable expiry date:

(a)                        The representations and warranties set forth in Section 6.1.2 (Title to Shares) and Section 6.1.3(a) and 6.1.3(b) (Corporate Existence of the Subsidiaries; Ownership with respect to the Subsidiaries) shall expire 10 (ten) years after the Closing Date.

(b)                       The representations and warranties set forth in Section 6.9 (Taxes) shall expire 6 (six) months after the expiry of any applicable statute of limitation in respect of such representations and warranties.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)                        The representations and warranties set forth in Section 6.5(f) (Social Security Contributions) and Section 6.13 (Environmental Matters) shall expire 5 (five) years after the Closing Date.

(d)                       Any other representations and warranties other than those referred to in sub-paragraphs 9.1.1(a), 9.1.1(b) and 9.1.1(c) above shall expire on the date that is 18 (eighteen) months after the Closing Date.

9.1.2.                           Exclusion of Notice Requirements and Notice of Breach

(a)                        Article 210 CO shall not be applicable to any claim arising out of or in connection with this Agreement. The Buyer is not bound by the statutory examination and notice requirements as set forth in Article 201 CO.

(b)                       Notwithstanding Section 9.1.2(a) above, in the event of a misrepresentation or breach of warranty, the Buyer shall deliver to the Seller a notice (the “Notice of Breach”) in writing (which, for the avoidance of doubt, may accompany a Claim Notice under Section 5.2) describing in reasonable detail the underlying facts (including, but not limited to, the amount of the reasonably anticipated Damage) of a claim for misrepresentation or breach of warranty in reasonable detail to the extent then known at the earlier of (i) 40 (forty) Business Days after (A) the Buyer becoming actually aware of a misrepresentation or breach of warranty under Section 6 or (B) receipt by the Buyer or any of the Mepha Group Companies of a notice of any claim made or threatened to be made by any third party or authority which may give rise to a claim for misrepresentation or breach of warranty or (ii) in case of a submission to, or a decision or order by, any competent court, arbitral tribunal or governmental or administrative body which may give rise to a claim for misrepresentation or breach of warranty, reasonably promptly following the Buyer receiving any such submission, decision or order but in any event if reasonably practicable within such period as will afford the Seller a reasonable opportunity to respond, or to cause the Buyer to cause the Mepha Group Companies to respond, to such submission or to lodge, or to cause the Buyer to cause the Mepha Group Companies to lodge, a timely appeal or other challenge against such decision or order.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(c)                        A failure by the Buyer to give duly and timely notice as set forth in Section 9.1.2(b) above shall not exclude the liability of the Seller related to such breach. Seller’s liability shall, however, be reduced accordingly, as the case may be, excluded altogether if the Damage has been caused or aggravated by virtue of Buyer’s failure to give timely notice in accordance with Section 9.1.2(b). The time periods set forth in Section 9.1.1 shall be deemed complied with, if the Seller receives a Notice of Breach in accordance with Section 9.1.2(b) before the lapse of the relevant time period.

9.1.3.                           Seller’s Right to Cure and Seller’s Liability

After the Closing, in the event of a misrepresentation or breach of warranty by the Seller under Section 5 and provided that such breach has been duly and timely notified within the time limitations of Section 9.1.1 and in accordance with Section 9.1.2, the Seller, subject to the exclusions and limitations set forth in Section 9.1.4 and Section 10:

(a)                        shall have the right within 90 Business Days after receipt by it of the respective Notice of Breach, to remedy the misrepresentation or breach of warranty; and

(b)                       if and to the extent such cure cannot be effected or is not effected within said period of time, shall be liable to the Buyer for any direct damage, loss, expense or cost (including interests, but excluding any incidental damage, consequential damage, lost profits, punitive damage, damage arising from changes in any law or any accounting policy occurring after the date of this Agreement or damage based upon a lower valuation of the Mepha Group) (collectively the “Damage”) incurred or sustained by the Buyer and/or the Mepha Group Company resulting from the misrepresentation or breach of warranty.

9.1.4.                           Exclusion of Seller’s Liability

All matters and information which have been Fairly Disclosed in this Agreement (including, but not limited to, its Annexes) or in (i) the Disclosure Letter delivered to the Buyer; and (ii) the Data Room Documents as reflected in the Data Room Index and contained in the DVD attached hereto as Annex 9.1.4(ii) (the “Data Room Documents”; and together with all other documents and information referred to in this Section 9.1.4, the “Disclosure Documents”), and any matter, fact or circumstances known to the Buyer, shall operate as an exclusion of and limitation of Seller’s representations and warranties as set forth in Section 6 and the

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Seller shall be under no liability against the Buyer and/or any of the Mepha Group Companies to the extent any fact, matter, or circumstance has been Fairly Disclosed in the Disclosure Documents or in the Buyer’s Best Knowledge. For the avoidance of doubt, the fact that certain matters, facts and circumstances have been specifically disclosed in this Agreement (in particular its Annexes) or are otherwise known to the Buyer or its representatives shall not in any way operate or be understood or construed to limit or exclude the effect of the disclosure of any matters, facts or circumstances which have been disclosed in the Disclosure Documents but not in this Agreement (in particular its Annexes).

9.1.5.                           Commencement of Legal Proceedings; Disclosure Obligation

(a)                        Any claim duly notified pursuant to Section 9.1.1 and Section 9.1.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably precluded and forfeited (verwirkt) 6 (six) months after the last day of the applicable term of the relevant representation and warranty as set forth in Section 9.1.1, unless legal proceedings in accordance with Section 13 have been initiated by the Buyer with respect to said claim.

(b)                       At the Seller’s request, the Buyer shall cooperate reasonably with the Seller, including giving the Seller such information and assistance, access to premises and personnel, and the right to examine and copy or photograph any documents or records, as the Seller may reasonably request in order to assess the legitimacy of the claim raised by the Buyer.

9.2.                                     REMEDIES OF THE SELLER

The provisions of Section 9.1 shall apply mutatis mutandis with respect to any misrepresentation or breach of warranty by the Buyer; it being understood that the representations and warranties of the Buyer as set forth in Section 7 above shall be valid for a period of 18 (eighteen) months as from the Closing Date.

9.3.                                     REMEDIES EXCLUSIVE

The remedies in this Section 9 for misrepresentation or breach of warranty under Section 5 shall be in lieu of (and not in addition to) the remedies provided for by applicable statutory

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

law. All other remedies (including, but not limited to, the rescission of this Agreement (Wandlung) following Closing) shall be excluded. In particular, and without limitation to the foregoing, the Parties herewith explicitly waive the right of contract rescission and of purchase price reduction under article 205 CO and article 24 CO. It is understood and agreed that this Section 9.3 does not exclude articles 28 CO and 199 CO. Section 4.2.2 and Section 4.2.3 shall — for the avoidance of doubt — remain reserved. Further, it is acknowledged and agreed that the fact that Section 2.2 mentions the Enterprise Value and contains the derivation of the Equity Purchase Price shall under no circumstance be considered to be the basis for any claims by one Party against the other Party.

9.4.                                     THIRD PARTY CLAIMS

(a)                        If any claim is brought or threatened to be brought after the Closing Date by a third party (including, but not limited to, by any tax or other governmental authority or body) against the Buyer or any of the Mepha Group Companies, which is reasonably likely to qualify as a breach of a representation or warranty, the Buyer shall notify the Seller in accordance with Section 9.1.2(b) and shall oppose and defend and cause the relevant Mepha Group Companies to oppose and defend such third party claim (the “Third-Party Claim”), and the Seller shall use its commercially reasonable efforts in assisting the Buyer or the Mepha Group Companies, at the Buyer’s costs and expenses, in the defense of such Third-Party Claim.

(b)                       The Buyer shall not and shall procure that the Mepha Group Companies shall not settle any such claims without the prior written consent of the Seller; it being understood and agreed that the Buyer and/or the Mepha Group Companies may settle any such claim without the prior written consent of the Seller, but shall, by doing so, forfeit (verwirken) its right to receive compensation from the Seller under this Agreement and such settlement shall be deemed to constitute a full, irrevocable and unconditional waiver by the Buyer of any claims under this Agreement against the Seller in respect of such Third-Party Claim.

(c)                         Notwithstanding Section 9.4(a) and Section 9.4(b), the Seller shall be entitled at its own expense and its absolute discretion, by written notice to the Buyer, to take such action as it may deem necessary in connection with or with respect to such Third Party Claim (including, but not limited to, making counterclaims or other claims against

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

third parties) in the name and on behalf of the Buyer or any Affiliate of the Buyer concerned and to have the conduct of any related proceedings, negotiations or appeals, subject to the Seller indemnifying the Buyer against its losses directly arising by it so doing, and the Buyer and any Affiliate of the Buyer concerned shall duly authorize the Seller to do so.

9.5.                                     PAYMENTS UNDER THIS AGREEMENT

Any payments for breach of representations and warranties and any other reimbursements made by one Party to the other Party under this Agreement shall be treated as an adjustment to the Final Purchase Price.

10.                                        LIMITATION OF SELLER’S LIABILITY

10.1.                              DEDUCTIBLE AND DE MINIMIS AMOUNT

The Seller shall only be liable to the Buyer for any claim (a) if such claim exceeds the amount of CHF 100,000 (the “De Minimis Amount”) (it being understood that a series of claims based on or resulting from the same set of facts or circumstances shall be regarded as one individual claim) and (b) if and to the extent all claims of the Buyer under this Agreement which exceed the De Minimis Amount taken together exceed CHF 5,000,000 (the “Deductible Amount”) in the aggregate, in which event the Buyer shall be entitled to recover all amounts in excess of CHF 2,500,000 (and not only the amounts in excess of the Deductible Amount).

10.2.                              LIABILITY CAP

The Seller’s maximum aggregate liability under this Agreement shall in no event exceed CHF 65,000,000 (the “Cap”) except for claims brought against the Seller (i) under Section 6.1.2 (Title to Shares), (ii) under Sections 6.1.3(a) and 6.1.3(b) (Corporate Existence of the Subsidiaries), and (iii) under [**], in which cases the cap shall be 100% of the Final Purchase Price (it being understood that any payment for a liability of the Seller under such Sections shall count against the Cap).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

10.3.                              FURTHER LIMITATION

Seller’s liability shall be further limited or reduced:

(a)                        If and to the extent that such claims have been taken into account in the adjustment of the Equity Purchase Price set forth in Section 2.3 or if and to the extent that the Buyer would otherwise recover under this Agreement from the Seller in excess of the Damage suffered.

(b)                       If and to the extent that facts, matters or circumstances which give rise to a claim against the Seller in accordance with this Agreement result in any actual financial benefits or actual financial advantages for the Mepha Group, the Buyer or any of Buyer’s Affiliates, in which event the Seller’s liability will be reduced by the amount equal to any such actual benefits or advantages.

(c)                        If and to the extent the Buyer or, following Closing, any of the Mepha Group Companies has failed to use its Reasonable Efforts to mitigate the loss or damage.

(d)                       If and to the extent that such claim is covered by any provision, reserve or valuation allowance made in any of the Financial Statements.

(e)                        If and to the extent that any Damages have been recovered or, by applying their Reasonable Efforts as required under Swiss law (Schadenminderungspflicht), could have been recovered by the Buyer or any of the Mepha Group Companies from any third party (including, but not limited to, an insurer), after the deduction of all reasonable costs and expenses (including any increase in premiums in respect of insurance) incurred in making such recovery; it being understood and agreed between the Parties that any such amounts received or recovered by the Buyer or any of the Mepha Group Companies from any third party shall be deducted from the amount counting towards the Deductible Amount.

(f)                          If and to the extent that the Buyer or any of the Mepha Group Companies receive any benefits or savings by repayment, set-off or reduction of Taxes which they would not have received but for the circumstances giving rise to a claim, provided that if and to the extent any Tax benefits or savings arise in the future, such benefits or savings are discounted accordingly.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(g)                       If and to the extent the liability is resulting from or attributable to an act, omission, transaction, change of past practice or arrangement of the Buyer or, after the Closing, any of the Mepha Group Companies.

(h)                       If and to the extent that such claim arises or is increased as a result of any new legislation, regulation or rule of law not in force at the date hereof or any amendment of any legislation, regulation, rule of law or practice after the date hereof.

11.                                        COVENANTS

11.1.                              CONDUCT OF BUSINESS BETWEEN SIGNING AND CLOSING

11.1.1.                    In General

Pending Closing and save to the extent permitted under this Agreement or required for the consummation of the transactions contemplated under this Agreement, the Seller shall cause the Mepha Group to be managed in all material respects as a going concern, in the ordinary course of business and consistent with past practice.

11.1.2.                    Access to Mepha Group

To the extent legally permissible under applicable laws and as may be required in order to prepare the integration of the Mepha Group into the Buyer’s organization, the Seller will procure that the Buyer and its Affiliates will be afforded, from the date hereof to the Closing Date, reasonable access during normal business hours to the premises and directors and other key personnel of the Mepha Group; it being understood that such access shall not interfere with the ability of the Mepha Group to effectively operate its business. The Buyer shall treat all information obtained as a consequence of such access as Confidential Information (as such term is defined in the Confidentiality Agreement) and the Buyer shall continue to honour its obligations thereunder.

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

11.1.3.                    Restricted Actions

Unless specifically provided in this Agreement and without limiting the generality of Section 11.1.1, the Seller shall not, and the Seller shall procure that the Mepha Group Companies shall not, without the prior written consent of the Buyer (or, if applicable merger control laws do not so permit, without prior consultation of the Buyer) do or agree to do any of the following from the date of this Agreement through to the Closing Date:

(a)                        Do anything that would materially interfere with the consummation of the transactions contemplated under this Agreement.

(b)                       Sell, transfer or otherwise dispose to any third-party of any material assets necessary for the conduct of the business of the Mepha Group as currently conducted except as in the ordinary course of business.

(c)                        Alter or amend in any manner its articles of incorporation or organizational regulations.

(d)                       Increase or reduce or otherwise change the share capital, or grant any option or conversion rights on the equity of any of the Mepha Group Companies.

(e)                        Incorporate or acquire any entity, business or material asset to belong to the Mepha Group or dispose of any business, entity or material asset, or assume or acquire any liability (including a contingent liability) otherwise than in the ordinary course of business.

(f)                          Delay or extend payment of its creditors beyond the terms of such payment.

(g)                       Release any debtor or vary the terms of any debtor so that such debtor pays less than the book value of his debt, defer, subordinate or write off any debt.

(h)                       Amend or vary or terminate the terms and conditions of employment or engagement of a director, other officer, senior member of management or other employee or, unless agreed to be provided prior to the date hereof, provide, or agree to provide, a gratuitous payment or benefit to a director, other officer, senior member of management or other employee (or any of their dependants) or employ or engage any person (other than in accordance with existing agreements or in the ordinary course of business).

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(i)                           Make, or agree to make, any capital expenditure in excess of CHF 500,000 which are not provided for in the business plan for fiscal year 2010.

(j)                           Enter into, or amend or vary the terms of, any agreement or arrangement with any holder of shares in any of the Mepha Group Companies or the Seller or any persons connected with any of them.

(k)                        Engage in any transaction which is not on an arm’s length basis.

(l)                           Grant any credit except normal trade credit given in the ordinary course of business.

(m)                     Change its accounting reference period.

(n)                       Declare, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Shares (except for a dividend payment to the shareholders of Mepha Pharma on the shares in Mepha Pharma in the aggregate maximum amount of CHF 1,280,000).

(o)                       Agree to take any of the actions specified in this Section 11.1.3, except as in the ordinary course of business or except as contemplated by this Agreement.

(p)                       Settle any litigation proceedings.

11.1.4.                    No Leakage

(a)                        The Seller covenants and undertakes to the Buyer that it shall procure, to the extent that it is able, that no Leakage shall occur in the period from (and excluding) December 31, 2009 up to (and including) Closing.

(b)                       Each of the following shall, if done or committed to in the period from (and excluding) December 31, 2009 up to (and including) Closing, constitute a “Leakage”:

(i)                         any dividend, or distribution declared, paid, made or agreed or obligated to be made by the Company to the Seller;

(ii)                      any payments made (including management fees, professional advisers fees, consulting fees, monitoring fees, service fees, directors’ fees or any other amounts under any agreement or arrangement), or agreed or obligated to be

**

Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

made, by any Mepha Group Company to or for the benefit of (or assets transferred to or liabilities assumed, indemnified, or incurred by any Mepha Group Company for the benefit of) the Seller or any member of the Seller’s Group;

(iii)                   any fees, bonuses or expenses in connection with the transactions contemplated by this Agreement owed by either Seller or any member of the Seller’s Group to the extent paid, payable, assumed, indemnified or incurred by any Mepha Group Company;

(iv)                  any payments made or agreed to be made by any Mepha Group Company to the Seller or to any member of the Seller’s Group in respect of any share capital or other securities of any Mepha Group Company being issued, redeemed, purchased or repaid, or any other return of capital;

(v)                        the waiver by any Mepha Group Company of any debt or amount owed to it by the Seller or any member of the Seller’s Group;

(vi)                     any indemnity or waiver granted by any Mepha Group Company or any of its subsidiaries in favour or for the benefit of the Seller or any member of the Seller’s Group; and

(vii)                  any agreement or arrangement proposed or entered into between any Mepha Group Company and the Seller or any member of the Seller’s Group relating to any matter referred to in this Section 11.1.4(b);

provided, however, that (i) any payment under the Retention Bonus Plan, (ii) the repayment of the Seller’s Loan, (iii) any payment or actions in connection with the VEM Loan Assignment Agreement and German VEM Loan Assignment Agreement, (iv) the release of pledge rights in connection with the VEM Loan Assignment Agreement, or (v) any other action contemplated by this Agreement and required to be taken by such Party under this Agreement, shall not be considered to fall within the definition of Leakage.

(c)                        From and after Closing, if there has been any Leakage between December 31, 2009 and Closing, at the Buyer’s discretion, either (a) the Buyer shall be entitled to claim the amount of any Leakage in accordance with Section 5 or (b) the Seller shall pay to the Buyer (or to the relevant Mepha Group Company, if so directed by the Buyer) within

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

five (5) Business Days of receipt of a demand from the Buyer, an amount equal to the amount of any Leakage

11.2.                              NO RECOURSE AGAINST RESIGNING DIRECTORS

(a)                        The Buyer and its Affiliates shall not make, and shall procure that from the Closing Date the Mepha Group Companies will not make, any claim against any resigning director or resigning executive officer of the Mepha Group Companies in connection with his acts or omissions as director or executive officer of the Mepha Group Companies during the period ending with the Closing Date, under Swiss law including, but not limited to, in accordance with article 752 et seq. CO, except for fraud or criminal or willful misconduct on the part of such director. Any such potential claims (whether known at the date hereof or not) are hereby unconditionally and irrevocably waived by the Buyer on its own behalf and on behalf of its Affiliates and the Mepha Group Companies. This provision shall also operate for the benefit of the resigning directors and resigning executive officer in the sense of Article 112 para. 2 CO.

(b)                       Immediately following the Closing, but on the same date, the Buyer shall vote, or cause the relevant shareholders of the Mepha Group Companies to vote, in favor of an unconditional discharge to the resigning directors and resigning executive officer of all Mepha Group Companies for their conduct of business in the period up to the Closing.

11.3.                              DOCUMENT RETENTION AND ACCESS

(a)                        On and after the Closing Date, the Buyer shall procure that the Company and the Mepha Group Companies preserve all books and records (irrespective whether such books and records are kept in hardcopy format or electronically) relating to the period prior to the Closing for a period of 10 (ten) years commencing on the date when the books and records were drawn-up but no longer than 10 (ten) years or any longer period required by law from the Closing Date.

(b)                       Until the 10th anniversary of the Closing Date, or such longer period required by law, the Buyer shall procure that the Company and the Mepha Group Companies afford the Seller and its advisors, at the reasonable cost of the Seller, reasonable access, upon prior notice during normal business hours, to such officers, directors, employees,

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advisors, books and records of the Company and the Mepha Group Companies and provide copies of such information (be such information in hardcopy or electronic format) as Seller may reasonably request in connection with: (i) the preparation of any Tax Return in so far as the Mepha Group is relevant to it; (ii) any tax audit, or tax proceeding involving the Seller or its Affiliates, which relate to or involve the Mepha Group or its business and affairs; and (iii) the preparation of any financial statements in so far as the Mepha Group is relevant.

11.4.                              COMPANY NAME AND DOMICILE

The Seller shall change its registered name and eliminate the word “Mepha” in its name and change its domicile and relocate its offices until 3 (three) months after the Closing Date.

11.5.                              TAX COVENANT

11.5.1.                    Tax Covenant

The Seller shall indemnify and hold harmless:

(a)                        the Buyer from and against all Taxes imposed on any Mepha Group Company if and to the extent that such Taxes (i) relate to the periods prior to December 31, 2009, and (ii) have not been paid by December 31, 2009 or accrued or reserved for in the Unaudited 2009 Consolidated Financial Statements or Net Working Capital Statement (any such amount being referred to herein as a “Tax Damage Amount”). The Seller shall pay any Tax Damage Amount to the Buyer no later than 5 (five) Business Days prior to the date on which the respective Tax is due for payment to the relevant tax authority, regardless of whether the assessment has binding effect. It is understood and agreed that the Seller and the Buyer will consult with each other with respect to taxes for the period between January 1, 2010 and the Closing;

(b)                       the Buyer from and against any Taxes arising as a result of the failure of any tax authority to accept that any costs in connection with this Agreement or the consummation of the transactions contemplated by it are deductible as being business related or otherwise reduce the Tax of any Mepha Group Company,

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provided that this indemnity shall expire 6 months after the expiration of any applicable statute of limitation.

11.5.2.                    Tax Background Information

After Closing, the Seller shall — taking into account that most relevant documents and information is at the Company’s registered office anyway and to the extent available to the Seller — provide to the Buyer such background information, history and support as the Buyer may reasonably request in connection with post-Closing Tax audits relating to pre-Closing periods and the Buyer’s post-Closing Tax planning.

11.6.                              SPECIFIC INDEMNITIES

11.6.1.                    Indemnities

The Seller agrees and undertakes to indemnify the Buyer and/or any Mepha Group Company against any and all losses, liabilities, reasonable costs (including legal and accounting costs and experts’ and consultants’ fees), charges, expenses, actions, claims, penalties, fines, damages, duties, obligations to third parties, expenditures, proceedings, judgments, awards, settlements or demands (the “Losses”) that are owed, imposed upon or otherwise incurred, suffered or sustained by the relevant person incurred by such person in respect of or as a result of:

(a)                        The Transfer of Subsidiaries;

(b)                       [**];

(c)                        the Litigation, if and to the extent that the Losses exceed the provisions made in the Unaudited 2009 Consolidated Financial Statements in the amount of CHF 14,130,000 and then only in the amount exceeding such provisions;

(d)                       [**];

(e)                        damages arising out of the Undisclosed Contracts;

(f)                          any claim by any member of the Seller’s Group against any Mepha Group Company (a) in respect of any services, guarantees or other security provided by any Mepha

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Group Company to the Seller or other members of the Seller’s Group prior to Closing, or (b) in respect of any other activities, acts or omissions of any Mepha Group Company prior to Closing, provided, however, for the avoidance of doubt any obligation owed to the Seller or any member of the Seller’s Group by any of the Mepha Group Companies under (i) the VEM Loan Assignment, (ii) the German VEM Loan Assignment Agreement, (iii) the Pledge Release Documentation, which are dealt with as provided in this Agreement;

it being understood and agreed, that the limitations set forth in Section 10.1 shall not apply to the Indemnities set forth in this Section 11.6.1(a) through 11.6.1(f), it further being understood and agreed, that any amounts paid by the Seller under this Section 11.6.1 shall not count towards the Deductible Amount but, in case of the Indemnities set forth in Sections 11.6.1(a), (c),(d),(e) and (f), shall count towards and be limited by the Cap set forth in Section 10.2.

11.6.2.                    Term of Indemnities

The indemnities listed in Section 11.6.1 shall be valid as follows: Sections 11.6.1(a), 11.6.1(b) and 11.6.1(e) for a period of 5 (five) years from the Closing Date; Section 11.6.1(d) for 3 (three) years from the Closing Date; and Sections 11.6.1(c) and 11.6.1(e) for 18 months from the Closing Date.

11.7.                              EXTENSION OF “PROJECT OPTIMA”

The Seller undertakes to use its Reasonable Efforts to cause the Company to obtain an extension to the time period of the Company’s right of building agreement in respect of a new logistics center at Aesch, Switzerland (known as Project Optima) at least until March 15, 2011.

11.8.                              RETENTION BONUS PLAN

The Seller herewith agrees to propose to the Company’s board of directors to implement a retention bonus plan (the “Retention Bonus Plan”) for certain key employees (such key employees to be determined by the Buyer and to be notified by the Buyer to the Seller in writing), subject to the following terms and conditions: (i) all costs, expenses and any other

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

charges of such Retention Bonus Plan are to borne by the Buyer or the Company, respectively, it being understood and agreed between the Parties that there shall be no deduction from the Equity Purchase Price nor inclusion in the Net Financial Debt calculation of these costs, expenses or other charges in connection with and/or arising out of the Retention Bonus Plan, and (ii) the entering into force of the Retention Bonus Plan shall be subject to Closing and no payments under the Retention Bonus Plan can be made prior to Closing.

11.9.                              FRAMEWORK LICENSE AGREEMENT

The Seller shall use its Reasonable Efforts to cooperate with the Buyer and try to ensure the Company that the Company and ratiopharm GmbH enter into an amendment to the Framework License Agreement in accordance with the Buyer’s request.

11.10.                       MEPHA MEXIKO AND MEPHA KUWAIT

Notwithstanding anything to the contrary in this Agreement, the Buyer agrees that the Seller may transfer its shares in Mepha Mexiko and Mepha Kuwait to the Company or such other Mepha Group Company as the Buyer may notify to the Seller in writing any time prior or after the Closing.

11.11.                       POST CLOSING COVENANT OF BUYER

The Buyer undertakes to the Seller that it shall, and to procure that the Mepha Group Companies will, as from the Closing Date accept, comply with and satisfy all conditions, requirements, obligations and limitations the relevant competition authorities may have imposed or will impose on the Buyer or any of the Mepha Group Companies in connection with such authorities’ clearance or approval of the transactions contemplated by this Agreement.

12.                                        MISCELLANEOUS

12.1.                              AMENDMENTS

This Agreement (including, but not limited to, this Section12.1) may only be modified by an instrument in writing executed by all Parties hereto.

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

12.2.                              NO WAIVER

The failure of any of the Parties to enforce any of the provisions of this Agreement or any rights with respect to this Agreement shall in no way be considered as a waiver of such provisions or rights or in any way affect the validity of this Agreement (other than, for the avoidance of doubt, as may be set forth herein). The waiver of any breach of this Agreement by any Party shall not operate or be construed as a waiver of any other prior or subsequent breach.

12.3.                              SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall, if possible, be adjusted rather than voided, in order to achieve a result which corresponds to the fullest possible extent to the intention of the Parties. The nullity or adjustment of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement.

12.4.                              NOTICES

(a)                        All notices, requests, demands or other communications made under or in connection with this Agreement shall be made in writing in the English language and be delivered by hand or registered mail or courier or facsimile (to be confirmed by registered mail or courier) to the following addresses (or such other addresses as may from time to time have been notified according to this Section 12.4(a):

If to the Seller:

Mepha Holding AG

c/o Inter Audit AG

Attn. Director Oskar Heiniger

Steinengraben 18

4002 Basel

Switzerland

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Facsimile number: +41 (0) 61 285 14 41

with a copy to:

Lenz & Staehelin

Mr. Rudolf Tschäni and Mr. Stephan Erni

Bleicherweg 58

CH-8027 Zurich

Switzerland

Facsimile number: +41 (0) 58 450 8001

If to the Buyer:

Cephalon, Inc.

General Counsel

41 Moores Road

Frazer, PA 19355

United States of America

Facsimile number: +1 610 738 6258

with a copy to:

Cephalon Europe

Chief Legal Counsel

5 rue Charles Martigny

94704 Maisons-Alfort Cedex

France

Facsimile number: +33 (0) 149818090

(b)                       Any notice made under or in connection with this Agreement shall be given prior to the expiry of a term or deadline set forth in this Agreement (if any) or the notice shall

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

be deemed null and void. All notices, communications or instructions made under or in connection with this Agreement shall only be effective when received by the Party to whom it is addressed.

12.5.                              CONFIDENTIALITY AND PRESS RELEASES

12.5.1.                    Confidentiality

Subject to Section 12.5.2, and except as may be required under applicable laws or stock exchange regulations or ordered by any competent judicial or regulatory authority or by any competent stock exchange, no Party shall disclose to any third party, and each Party shall keep in strict confidence, this Agreement, its contents and any information acquired during the course of the Due Diligence Investigations and negotiations having led to this Agreement.

12.5.2.                    Press Releases and Announcements

(a)                        The transactions contemplated under this Agreement shall be announced to the employees belonging to the Mepha Group prior to or simultaneous with any press release or public announcement and shall be made in a form to be agreed upon by the Parties and in accordance with applicable laws.

(b)                       Without the prior written consent of the other Party, neither Party shall publish any press release or make any public announcement in respect of the transactions contemplated by this Agreement, unless any such press release or public announcement is required under applicable laws or stock exchange regulations or ordered by any competent judicial or regulatory authority or by any competent stock exchange (in which case the Parties shall, to the extent practicable and permissible, consult with each other prior to any such disclosure).

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Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

12.6.                              NO ASSIGNMENT

Neither Party shall assign this Agreement (in whole or in part) or any rights, claims, obligations or duties hereunder to any Person without the prior written consent of the other Party.

12.7.                              NO SET-OFF

The Parties agree that neither Party shall be entitled to set off any claim made by the other Party under or in connection with this Agreement against a claim it has itself against such other Party, regardless of whether such counter-claim has arisen under or in connection with this Agreement or otherwise.

12.8.                              EFFECTS ON THIRD PARTIES

Except for the resigning directors under Section 11.2, no Person other than the Parties shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to confer on any Person other than the Parties any rights, benefits or remedies.

12.9.                              COUNTERPARTS

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall be considered one and the same agreement.

12.10.                       COST AND EXPENSES; TAXES

Each Party shall bear all costs, expenses and taxes incurred by it in connection with the transactions contemplated by this Agreement, provided that the Buyer and the Seller shall each pay one-half of the securities transfer stamp tax (Umsatzabgabe) payable as result of the transfer of the Shares contemplated by this Agreement

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13.                                        APPLICABLE LAW AND JURISDICTION

(a)                        This Agreement shall be subject to and governed by Swiss substantive law with the exclusion of the Vienna Convention on the International Sale of Goods dated April 11, 1980.

(b)                       Any disputes arising out of or in connection with this Agreement, including disputes regarding its conclusion, binding effect, amendment and termination, shall be resolved exclusively by the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich).

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

[Signatures on the next page]

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SIGNATURE PAGE SHARE PURCHASE AGREEMENT DATED JANUARY 31, 2010

The Seller:

Mepha Holding AG

/s/ Ludwig Merkle
Name: Ludwig Merckle
Title: Board Member

The Buyer:

Cephalon Inc.

/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: Chief Operating Officer

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